Exhibit 4.7

PRECISION CASTPARTS CORP.

$43,636,369 7.88% Amended 1996 Series A Senior Notes due 2011

$25,000,000 7.70% Amended 1996 Series B Senior Notes due 2011

$50,000,000 7.85% Amended 1999 Series A Senior Notes due 2014

$30,000,000 7.75% Amended 1999 Series B Senior Notes due 2009

$15,000,000 8.37% Amended 2000 Senior Notes due 2010

AMENDED AND RESTATED NOTE PURCHASE AGREEMENT

Dated as of December 9, 2003

TABLE OF CONTENTS

Section
1.	RECITALS; DEFINITIONS
2.	ASSUMPTION OF OBLIGATIONS
3.	CONSENT TO ASSUMPTION; RELEASE OF SPS AND CERTAIN GUARANTORS AND TERMINATION OF INTERCREDITOR AGREEMENT
4.	AMENDMENT AND RESTATEMENT OF OLD NOTE AGREEMENTS AND OLD NOTES
5.	DELIVERY OF NOTES
6.	CLOSING
7.	CONDITIONS TO CLOSING
	7.1	Representations and Warranties
	7.2	Performance; No Default
	7.3	Compliance Certificates
	7.4	Opinions of Counsel
	7.5	Holding of Notes Permitted By Applicable Law, etc.
	7.6	Delivery of Other Notes
	7.7	Payment of Counsel Fees
	7.8	Private Placement Number
	7.9	Changes in Corporate Structure
	7.10	Approvals
	7.11	Proceedings and Documents
	7.12	Consummation of the Merger Agreement and Credit Agreement
	7.13	Delivery of Old Notes
	7.14	Fees
	7.15	Subsidiary Guaranty
8.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY
	8.1	Organization; Power and Authority
	8.2	Authorization, etc.
	8.3	Disclosure
	8.4	Organization and Ownership of Shares of Subsidiaries; Affiliates
	8.5	Financial Statements
	8.6	Compliance with Laws, Other Instruments, etc.

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	8.7	Governmental Authorizations, etc.
	8.8	Litigation; Observance of Agreements, Statutes and Orders
	8.9	Taxes
	8.10	Title to Property; Leases
	8.11	Licenses, Permits, etc.
	8.12	Compliance with ERISA
	8.13	Securities Act
	8.14	Use of Proceeds; Margin Regulations
	8.15	Existing Indebtedness; Future Liens
	8.16	Foreign Assets Control Regulations, etc
	8.17	Status under Certain Statutes
	8.18	Environmental Matters
9.	REPRESENTATIONS OF THE HOLDER
	9.1	Notes Held for Investment
	9.2	Source of Funds
10.	INFORMATION AS TO COMPANY
	10.1	Financial Statements
	10.2	Certificates; Other Information
	10.3	Notices
	10.4	Requested Information.
	10.5	Inspection
11.	PAYMENT OF THE NOTES
	11.1	Required Prepayments and Payment at Maturity
	11.2	Optional Prepayments with Make-Whole Amount
	11.3	Prepayment Upon Certain Asset Sales
	11.4	Allocation of Partial Prepayments
	11.5	Maturity; Surrender, etc.
	11.6	Purchase of Notes
	11.7	Make-Whole Amount
12.	AFFIRMATIVE COVENANTS
	12.1	Compliance with Law
	12.2	Insurance
	12.3	Maintenance of Properties

	12.4	Payment of Taxes and Claims
	12.5	Corporate Existence, etc.
	12.6	Environmental Matters
	12.7	Books and Records
	12.8	Maintenance of Office
	12.9	Certain Future Subsidiaries to Become Subsidiary Guarantors; Release of Subsidiary Guarantors
13.	NEGATIVE COVENANTS
	13.1	Maintenance of Certain Financial Conditions.
	13.2	Limitation on Indebtedness
	13.3	Limitation on Liens
	13.4	[Reserved]
	13.5	Investments
	13.6	Fundamental Changes
	13.7	Dispositions
	13.8	Transactions with Affiliates
	13.9	Nature of Business
	13.10	Prepayment of Notes Upon Certain Asset Sales
14.	EVENTS OF DEFAULT
15.	REMEDIES ON DEFAULT, ETC.
	15.1	Acceleration
	15.2	Other Remedies
	15.3	Rescission.
	15.4	No Waivers or Election of Remedies, Expenses, etc.
16.	REGISTRATION; EXCHANGE; SUBSTITUTION OF AMENDED NOTES
	16.1	Registration of Notes
	16.2	Transfer and Exchange of Notes
	16.3	Replacement of Notes
17.	PAYMENTS ON NOTES
	17.1	Place of Payment
	17.2	Home Office Payment
18.	EXPENSES, ETC.
	18.1	Transaction Expenses

	18.2	Survival
19.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT
20.	AMENDMENT AND WAIVER
	20.1	Requirements
	20.2	Solicitation of Holders of Notes
	20.3	Binding Effect, etc.
	20.4	Notes held by Company, etc.
21.	NOTICES
22.	REPRODUCTION OF DOCUMENTS
23.	CONFIDENTIAL INFORMATION
24.	SUBSTITUTION OF HOLDER
25.	MISCELLANEOUS
	25.1	Successors and Assigns
	25.2	Payments Due on Non-Business Days
	25.3	Severability
	25.4	Construction
	25.5	Counterparts
	25.6	Governing Law

SCHEDULE A	—	Information Relating to Holders

SCHEDULE B	—	Defined Terms

SCHEDULE C	—	Non-Core Subsidiaries

SCHEDULE 8.4	—	Subsidiaries of the Company and Ownership of Subsidiary Stock

SCHEDULE 8.5	—	Financial Statements

SCHEDULE 8.8	—	Litigation Disclosure

SCHEDULE 8.9	—	Taxes Disclosure

SCHEDULE 8.11	—	Intellectual Property Disclosure

SCHEDULE 8.12	—	ERISA Disclosure

SCHEDULE 8.15	—	Indebtedness Disclosure

SCHEDULE 8.18	—	Environmental Disclosure

SCHEDULE 10.2	—	Company Website Address

SCHEDULE 13.2	—	Existing Indebtedness

SCHEDULE 13.3	—	Existing Liens

SCHEDULE 13.5	—	Existing Investments

EXHIBIT 1-A	—	Form of Amended 1996 Series A Note

EXHIBIT 1-B	—	Form of Amended 1996 Series B Note

EXHIBIT 1-C	—	Form of Amended 1999 Series A Note

EXHIBIT 1-D	—	Form of Amended 1999 Series B Note

EXHIBIT 1-E	—	Form of Amended 2000 Note

EXHIBIT 2	—	Form of Subsidiary Guaranty

EXHIBIT 3	—	Form of New Intercreditor Agreement

EXHIBIT 7.4.1	—	Form of Opinion of Counsel for the Company

EXHIBIT 7.4.2	—	Form of Opinion of Counsel for the Subsidiary Guarantor

EXHIBIT 10.2	—	Form of Compliance Certificate

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PRECISION CASTPARTS CORP.

4650 S.W. Macadam Avenue, Suite 440

Portland, Oregon 97239-4252

$43,636,369 7.88% Amended 1996 Series A Senior Notes due 2011

$25,000,000 7.70% Amended 1996 Series B Senior Notes due 2011

$50,000,000 7.85% Amended 1999 Series A Senior Notes due 2014

$30,000,000 7.75% Amended 1999 Series B Senior Notes due 2009

$15,000,000 8.37% Amended 2000 Senior Notes due 2010

as of December 9, 2003

TO EACH OF THE HOLDERS NAMED ON THE
SIGNATURE PAGE OF THIS AGREEMENT:

Ladies and Gentlemen:

PRECISION CASTPARTS CORP., an Oregon corporation (the “Company”), hereby enters into this Amended and Restated Note Purchase Agreement (this “Agreement”) and agrees with you as follows:

RECITALS

A.                                   SPS TECHNOLOGIES, INC., a Pennsylvania corporation (“SPS”), previously authorized and issued in five series its senior promissory notes in the original aggregate principal amount of $180,000,000 pursuant to the following:

(a)                                  the Note Purchase Agreement, dated as of June 17, 1996, as amended by the First Amendment to Note Purchase Agreement, dated as of April 1, 1998, the Second Amendment to the 1996 Note Purchase Agreements, dated as of August 4, 1999, the Third Amendment to the 1996 Note Purchase Agreements, dated as of March 10, 2000, and the Fourth Amendment to the 1996 Note Purchase Agreements, dated as of September 27, 2002 (such Note Purchase Agreement, as amended by such First, Second, Third and Fourth Amendments, being referred to herein as the “1996 Note Agreement”), between SPS and Teachers Insurance and Annuity Association of America (“TIAA”), The Northwestern Mutual Life Insurance Company(“NMLIC”) and Massachusetts Mutual Life Insurance Company (“Mass Mutual”), pursuant to which SPS issued (i) its 7.88% Series A Senior Notes due 2011 in the original aggregate principal amount of $60,000,000 (the “1996 Series A Notes”), with a principal amount of $43,636,369 outstanding on the date hereof, and (ii) its 7.70% Series B Senior Notes due 2011 in the original aggregate principal amount of $25,000,000 (the “1996 Series B Notes” and, together with the 1996 Series A Notes, the “1996 Notes”), all of which original principal amount is outstanding on the date hereof;

(b)                                 the Note Purchase Agreement, dated as of August 4, 1999, as amended by the First Amendment to the 1999 Note Purchase Agreement, dated as of March 10, 2000 and the Second Amendment to the 1999 Note Purchase Agreement, dated as of September 27, 2002 (such Note Purchase Agreement, as amended by such First Amendment and Second Amendment, being referred to herein as the “1999 Note Agreement”), between SPS and NMLIC, NMLIC on behalf of its Group Annuity Separate Account, TIAA, Connecticut General Life Insurance Company (“Con Gen”), Mass Mutual, C.M. Life Insurance Company (“C.M. Life”) and Forethought Life Insurance Company (“Forethought”), pursuant to which SPS issued (i) its 7.85% Series A Senior Notes due 2014 in the original aggregate principal amount of $50,000,000 (the “1999 Series A Notes”), all of which original principal amount is outstanding on the date hereof, and (ii) its 7.75% Series B Senior Notes due 2009 in the original aggregate principal amount of $30,000,000 (the “1999 Series B Notes” and, together with the 1999 Series A Notes, the “1999 Notes”) all of which original principal amount is outstanding on the date hereof; and

(c)                                  the Note Purchase Agreement, dated as of February 25, 2000, as amended by the First Amendment to the 2000 Note Purchase Agreement, dated as of March 10, 2000, and the Second Amendment to the 2000 Note Purchase Agreement, dated as of September 27, 2002 (such Note Purchase Agreement, as amended by such First Amendment and Second Amendment, being referred to herein as the “2000 Note Agreement”), between SPS and Con Gen and Life Insurance Company of North America (“LICNA”), pursuant to which SPS issued its 8.37% Senior Notes due 2010 in the original aggregate principal amount of $15,000,000 (the “2000 Notes”), all of which original principal amount is outstanding on the date hereof.  The 1996 Note Agreement, the 1999 Note Agreement and the 2000 Note Agreement are collectively referred to herein as the “Old Note Agreements,” and the 1996 Notes, the 1999 Notes and the 2000 Notes are collectively referred to herein as the “Old Notes.”

B.                                     The Company, Star Acquisition, LLC, a Pennsylvania limited liability company and wholly-owned subsidiary of the Company (“Merger Sub”), and SPS have entered into an Agreement and Plan of Merger dated as of August 16, 2003 (the “Merger Agreement”), pursuant to which SPS will be merged with and into Merger Sub, with Merger Sub as the surviving limited liability company (the “Merger”).  Upon consummation of the Merger, Merger Sub will change its name to SPS Technologies, LLC.

C.                                     The Company intends to enter into a Credit Agreement dated as of December 9, 2003 with each lender from time to time a party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (including any amendments, amendments and restatements, replacements, extensions, increases, modifications, renewals and refinancings thereof and all notes, instruments and documents executed pursuant thereto, the “Credit Agreement”).

D.                                    Upon consummation of the Merger and simultaneously with the entering into of the Credit Agreement, it is contemplated that, pursuant to the terms and conditions of this Agreement, (i) the Company will absolutely and unconditionally assume all the rights and obligations of SPS under each of the Old Note Agreements and the Old Notes, (ii) the Holders

will release SPS and Merger Sub as successor to SPS, as applicable, as principal obligor from its obligations under the Old Note Agreements and the Old Notes, consent to the Merger and the foregoing assignment and assumption and waive any defaults or rights to prepayment under the Old Note Agreements and the Old Notes that arise solely in connection with such Merger, (iii) each of the Old Note Agreements and the Old Notes will be amended and restated as set forth in this Agreement,  (iv) Merger Sub and each other Material Subsidiary will execute and become a party to the Subsidiary Guaranty and (v) the Old Intercreditor Agreement will be terminated.

E.                                      Each of the Holders is willing to (i) consent to the transactions contemplated by the Merger Agreement and the assumption by the Company of all the rights and obligations of SPS under each of the Old Note Agreements and the Old Notes (in each case as amended by this Agreement and the Notes), (ii) waive any defaults or rights to prepayment under the Old Note Agreements and the Old Notes that arise solely in connection with such Merger and such assignment and assumption, (iii) release SPS as principal obligor from its obligations under each of the Old Note Agreements and the Old Notes, and (iv) terminate the Existing SPS Subsidiary Guaranty and the Old Intercreditor Agreement, all pursuant to the terms and conditions set forth in this Agreement.

F.                                      Each of the Holders and Bank of America, N.A. shall enter into an Intercreditor Agreement dated the Amendment Effective Date substantially in the form of Exhibit 3 (the “New Intercreditor Agreement”).

1.                                      RECITALS; DEFINITIONS.

The Recitals are incorporated in this Agreement as if set forth in full herein.  Certain capitalized terms used in this Agreement are defined in Schedule B; references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

2.                                      ASSUMPTION OF OBLIGATIONS.

Subject to the satisfaction of the conditions set forth in Section 7, as of the Amendment Effective Date the Company hereby absolutely and unconditionally assumes all of SPS’s obligations under each of the Old Note Agreements and the Old Notes as amended and restated by this Agreement and the Notes.

3.                                      CONSENT TO ASSUMPTION; RELEASE OF SPS AND CERTAIN GUARANTORS AND TERMINATION OF INTERCREDITOR AGREEMENT.

Notwithstanding any of the provisions contained in the Old Note Agreements (including without limitation Section 10.6 thereof) and subject to the satisfaction or waiver by the Holders and the Company, as the case may be, of all the conditions set forth in Section 7 below, as of the Amendment Effective Date, each of the Holders (i) consents to the assumption set forth in Section 2 and the transactions contemplated by this Agreement and the Merger Agreement, (ii) expressly waives any default or right to prepayment under the Old Note Agreements and the Old Notes that arise solely in connection with such Merger and the assumption set forth in Section 2 and the transactions contemplated by this Agreement and the Merger Agreement, (iii) releases

SPS (and Merger Sub, as the successor to SPS) from liability under the Old Note Agreements and the Old Notes other than pursuant to the Subsidiary Guaranty to be delivered by Merger Sub at the Closing, (iv) releases each of the SPS Subsidiaries from its Existing SPS Subsidiary Guaranty and agrees that each such guaranty is terminated and of no further force or effect, (v) agrees that the Intercreditor Agreement dated as of March 10, 2000 among PNC Bank, National Association and NMLIC (in its corporate capacity and for its Group Annuity Separate Account), TIAA, Mass Mutual, Con Gen, C. M. Life, Forethought and LICNA (the “Old Intercreditor Agreement”) shall terminate on the Amendment Effective Date, and (vi) agrees that the New Intercreditor Agreement shall become effective on the Amendment Effective Date.  This release shall not constitute a satisfaction or discharge of any obligations arising under the Old Note Agreements and the Old Notes, all of which obligations shall remain in effect as obligations of the Company as amended and restated pursuant to this Agreement.

4.                                      AMENDMENT AND RESTATEMENT OF OLD NOTE AGREEMENTS AND OLD NOTES.

Subject to the satisfaction or waiver of the conditions set forth in Section 7, as of the Amendment Effective Date, (i) each of the Old Note Agreements is amended and restated as set forth in this Agreement, (ii) each of the 1996 Series A Notes is amended and restated substantially in the form of Exhibit 1-A (as amended and restated, the “Amended 1996 Series A Notes”), (iii) each of the 1996 Series B Notes is amended and restated substantially in the form of Exhibit 1-B (as amended and restated, the “Amended 1996 Series B Notes” and, together with the Amended 1996 Series A Notes, the “Amended 1996 Notes”), (iv) each of the 1999 Series A Notes is amended and restated substantially in the form of Exhibit 1-C (as amended and restated, the “Amended 1999 Series A Notes”), (v) each of the 1999 Series B Notes is amended and restated substantially in the form of Exhibit 1-D (as amended and restated, the “Amended 1999 Series B Notes” and, together with the Amended 1999 Series A Notes, the “Amended 1999 Notes” ) and (vi) each of the 2000 Notes is amended and restated substantially in the form of Exhibit 1-E (as amended and restated, the “Amended 2000 Notes”).  The Amended 1996 Series A Notes, Amended 1996 Series B Notes, Amended 1999 Series A Notes, Amended 1999 Series B Notes and Amended 2000 Notes are herein referred to, individually, as a “Note” and, collectively, as the “Notes” and each of the Amended 1996 Series A Notes, Amended 1996 Series B Notes, Amended 1999 Series A Notes, Amended 1999 Series B Notes and Amended 2000 Notes are herein referred to separately as a “Series” of Notes.

5.                                      DELIVERY OF NOTES.

On the Amendment Effective Date and upon the effectiveness of this Agreement and in exchange for the Old Notes as provided in Section 7.13, the Company will deliver to you, as the case may be, at the Closing provided for in Section 6, (i) the Amended 1996 Series A Notes, (ii) the Amended 1996 Series B Notes, (iii) the Amended 1999 Series A Notes, (iv) the Amended 1999 Series B Notes and (v) the Amended 2000 Notes, all in the principal amount specified opposite your name in Schedule A.  Contemporaneously with the execution and delivery to you by the Company of a counterpart of this Agreement, the Company is executing and delivering a counterpart hereof to each of the other holders named in Schedule A (the “Other Holders”), providing for the delivery on the Amendment Effective Date to each of the Other Holders of Notes, in the Series and principal amount specified opposite its name in Schedule A.  The delivery of Notes to you and the Other Holders (you and the Other Holders being hereinafter sometimes referred to collectively as the “Holders”) are to be separate deliveries made by the Company to the Holders.  The obligations of the Holders hereunder shall be several and not joint, and this Agreement shall for all purposes be construed and deemed to be a separate agreement between the Company, on the one hand, and each of the Holders, on the other, the Holders acting severally and not jointly, with the same effect as though a separate agreement with each such Holder to the effect herein provided were hereby entered into between the Company and each such Holder.

6.                                      CLOSING.

The consummation of the transactions contemplated by this Agreement and the delivery of the Notes to be delivered to you and each of the Other Holders (“Closing”) shall occur on December 9, 2003 or on such other Business Day thereafter as may be agreed upon by the Company and the Holders.  The date on which the Closing shall occur is hereinafter referred to as the “Amendment Effective Date”.  At the Closing on the Amendment Effective Date the Company will deliver to you the Notes to be delivered to you at such Closing in the form of a single Note (or such greater number of Notes in denominations of at least $1,000,000 as you may request), dated such Amendment Effective Date and registered in your name (or in the name of your nominee).  If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 6, or if any of the conditions specified in Section 7 shall not have been fulfilled or otherwise waived to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have under any of the applicable Old Note Agreements or Old Notes by reason of such failure or such nonfulfillment.

7.                                      CONDITIONS TO CLOSING.

The obligation of you and the Company to consummate the transactions contemplated hereby on the Amendment Effective Date is subject to the fulfillment to the satisfaction of you and the Company, as the case may be, prior to or at the Closing occurring on such Amendment Effective Date, of the following conditions:

7.1                               Representations and Warranties.

The representations and warranties of the Company in this Agreement shall be correct when made and at the time of such Closing.

7.2                               Performance; No Default.

The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at such Closing, and after giving effect to Section 3 hereof and the issue and delivery of the Notes to be delivered on such Amendment Effective Date, no Default or Event of Default shall have occurred and be continuing.

7.3                               Compliance Certificates.

(a)                                  Officer’s Certificate.  The Company shall have delivered to you an Officer’s Certificate, dated such Amendment Effective Date, certifying that the conditions specified in Sections 7.1, 7.2 and 7.9 have been fulfilled.

(b)                                 Secretary’s Certificate.  Each of the Company and the Subsidiary Guarantors shall have delivered to you a certificate, dated such Amendment Effective Date, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes, this Agreement and the Subsidiary Guaranty, as the case may be.

7.4                               Opinions of Counsel.

You shall have received opinions in form and substance satisfactory to you, dated such Amendment Effective Date, from counsel for the Company and counsel for each Subsidiary Guarantor covering the matters set forth in Exhibits 7.4.1 and 7.4.2 and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs such counsel to deliver such opinions to you).

7.5                               Holding of Notes Permitted By Applicable Law, etc.

On such Amendment Effective Date your holding of the Notes to be received by you on such Amendment Effective Date shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to basket or leeway provisions of such laws (such as Section 1405(a)(8) of the New York Insurance Law), (ii) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof.  If requested by you, you shall have received an Officer’s Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether your holding of the Notes is so permitted.

7.6                               Delivery of Other Notes.

Contemporaneously with such Closing the Company shall deliver to the Other Holders, and the Other Holders shall receive, the Notes to be issued to them at such Closing as specified in Schedule A.

7.7                               Payment of Counsel Fees.

Without limiting the provisions of Section 18.1, the Company shall have paid on or before such Closing the reasonable fees and expenses of your special counsel to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to such Closing.

7.8                               Private Placement Number.

A new Private Placement number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for each Series of  Notes.

7.9                               Changes in Corporate Structure.

Other than with respect to, or as a result of, the Merger, neither the Company nor Merger Sub (i) shall have changed its jurisdiction of organization or been a party to any merger or consolidation and (ii) shall have succeeded to all or any substantial part of the liabilities of any other entity at any time following the date of the most recent audited financial statements referred to in Schedule 8.5.

7.10                        Approvals.

All actions, approvals, consents, waivers, exemptions, orders, authorizations, registrations, declarations, filings and recordings (collectively, “Approvals”), if any, which are required to be taken, given, obtained, filed or recorded, by the Company, as the case may be, by or from or with (i) any Governmental Authority, (ii) any trustee or holder of any indebtedness, obligation or securities of the Company or any of its Subsidiaries or (iii) any other Person, in connection with the legal and valid execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby shall have been duly taken, given, obtained, filed or recorded, as the case may be, and all such Approvals shall be final, subsisting and in full force and effect on such Amendment Effective Date, and shall not be subject to any further proceedings or appeals or any conditions subsequent not approved by you.  Certified copies or other appropriate evidence of all such Approvals, in form, scope and substance satisfactory to you and your counsel, shall have been delivered to you and your counsel.

7.11                        Proceedings and Documents.

All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your counsel, and you and your counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

7.12                        Consummation of the Merger Agreement and Credit Agreement.

The transactions contemplated by the Merger Agreement and the Credit Agreement shall have been consummated in all material respects in accordance with the terms thereof.

7.13                        Delivery of Old Notes.

Each of the Holders shall have delivered the original Old Notes held by them, respectively, to the Company.

7.14                        Fees.

The Company shall have paid to each Holder of the Old Notes an amendment fee which for each Holder of the Old Notes shall be the amount equal to ten (10) basis points on the aggregate outstanding principal amount of Old Notes held by such Holder of the Old Notes as of the Amendment Effective Date, such payment to be made to each such Holder of the Old Notes by wire transfer of immediately available funds in the manner and to the account specified for the deposit of payments in respect of such Old Notes in the applicable Old Note Agreement pursuant to which the Old Notes held by each such Holder of the Old Notes were issued, unless any such Holder of the Old Notes directs a different method of payment for the payment to be made to any such Holder of the Old Notes.

7.15                        Subsidiary Guaranty.

Each Subsidiary Guarantor shall have duly executed and delivered the Subsidiary Guaranty to the Holders, which Subsidiary Guaranty, as to any Subsidiary Guarantor which as of the Amendment Effective Date is a party to an  Existing SPS Subsidiary Guaranty, shall be in replacement of and substitution for the Existing SPS Subsidiary Guaranty.  As of the Amendment Effective Date all Existing SPS Subsidiary Guarantys shall be terminated and shall have no further force and effect.

8.                                      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to you as of the Amendment Effective Date (in each case, before and after giving effect to the Merger and the consummation of the assumption of the Notes pursuant to Section 2) that:

8.1                               Organization; Power and Authority.

The Company is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing or subsisting, as the case may be, in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

8.2                               Authorization, etc.

This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

8.3                               Disclosure.

This Agreement, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in Schedule 8.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.  Since the date of the most recent audited financial statements of the Company referred to in Schedule 8.5, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.  There is no fact known to the Company that would reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

8.4                               Organization and Ownership of Shares of Subsidiaries; Affiliates.

(a)                                  Schedule 8.4 contains complete and correct lists of (i) the Company’s Subsidiaries as of the Amendment Effective Date and shows, as to each Subsidiary, the correct legal name thereof and (ii) the Company’s directors and senior officers.

(b)                                 All of the outstanding shares of capital stock or similar equity interests of each Material Subsidiary owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien.

(c)                                  Each Subsidiary identified in Schedule 8.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

8.5                               Financial Statements.

The Company has made available to each Holder copies of the financial statements of the Company and its consolidated Subsidiaries listed on Schedule 8.5.  All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to the absence of footnotes and normal year-end adjustments).

8.6                               Compliance with Laws, Other Instruments, etc.

The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary its bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

8.7                               Governmental Authorizations, etc.

No Approval by, from or with any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

8.8                               Litigation; Observance of Agreements, Statutes and Orders.

(a)                                  Except as specifically disclosed on Schedule 8.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(b)                                 Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

8.9                               Taxes.

Except as specifically disclosed on Schedule 8.9, the Company and its Subsidiaries have filed all United States federal and other tax returns (except to the extent that the failure to file such returns would not reasonably be expected to have a Material Adverse Effect) that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which, individually or in the aggregate, would not reasonably be expected to have a

Material Adverse Effect or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP.  The Company knows of no basis for any other tax or assessment that would reasonably be expected to have a Material Adverse Effect.  The Company and its Subsidiaries have established on their books such charges, accruals and reserves in respect of United States federal, state or other taxes as are required by GAAP for all fiscal periods.  The United States federal income tax returns of the Company and its domestic Subsidiaries have been examined and reported on by the Internal Revenue Service or closed by applicable statute for all fiscal years up to and including the fiscal year ended December 31, 1995.

8.10                        Title to Property; Leases.

The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 8.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement.  All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

8.11                        Licenses, Permits, etc.

Except as specifically disclosed on Schedule 8.11:

(a)                                  The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.

(b)                                 To the best knowledge of the Company, no product of the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person.

(c)                                  To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

8.12                        Compliance with ERISA.

Except as specifically disclosed on Schedule 8.12:

(a)                                  Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws.  Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Company, nothing has occurred which would prevent, or cause the loss of, such qualification where the failure so to be qualified could reasonably be expected to have a Material Adverse Effect.  The Company and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b)                                 There are no pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)                                  No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability in excess, individually or when aggregated with the Unfunded Pension Liability of all other Pension Plans, of $100,000,000; (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

(d)                                 The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not cause a violation under Section 406(a) of ERISA or in connection with which a tax would be imposed pursuant to Section 4975(c)(1)(A) through (D) of the Code.  The representation by the Company in the preceding sentence is made in reliance upon and subject to the accuracy of your representation in Section 9.2.

8.13                        Securities Act.

Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance of the Notes to the registration requirements of Section 5 of the Securities Act.  To the extent applicable, the representation by the Company in the preceding sentence is made in reliance upon and subject to the accuracy of your representation in Section 9.1.

8.14                        Use of Proceeds; Margin Regulations.

Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets.  As used in this Section, the term “margin stock” shall have the meaning assigned to it in said Regulation U.

8.15                        Existing Indebtedness; Future Liens.

(a)                                  Except as specifically disclosed on Schedule 8.15, neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect in the payment of any principal or interest on any Indebtedness of the Company or any Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)                                 Neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 13.3.

8.16                        Foreign Assets Control Regulations, etc.

The issuance and delivery of the Notes by the Company hereunder will not violate (a) the Trading with the Enemy Act, as amended, (b) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, or (c) Executive Order No. 13,224, 66 Fed Reg 49,079 (2001), issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism) (the “Anti-Terrorism Order”).  Without limiting the foregoing, neither Company nor any Subsidiary (i) is a blocked person described in Section 1 of the Anti-Terrorism Order or (ii) engages in any dealings or transactions, or is otherwise associated, with any such person.

8.17                        Status under Certain Statutes.

Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

8.18                        Environmental Matters.

Except as specifically disclosed on Schedule 8.18:

(a)                                  Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of the Company Premises, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect.

(b)                                 Neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to any of the Company Premises or their use, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect.

(c)                                  Neither the Company nor any of its Subsidiaries has stored any Hazardous Materials in either case on any of the Company Premises or disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that would reasonably be expected to result in a Material Adverse Effect.

(d)                                 All buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply would not reasonably be expected to result in a Material Adverse Effect.

9.                                      REPRESENTATIONS OF THE HOLDER.

9.1                               Notes Held for Investment.

You represent that you are holding the Notes being held by you for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control.  You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

9.2                               Source of Funds.

(a)                                  You represent to the Company that at least one of the following statements is an accurate representation as to the source of funds used by you to pay the purchase price of the Old Notes purchased by you under the applicable Old Note Agreement as of the date of such purchase:

(i)                                     no part of such funds constituted assets allocated to any separate account maintained by you in which any employee benefit plan (or its related trust) had any interest; or

(ii)                                  to the extent that any part of such funds constituted assets allocated to any separate account maintained by you, you have disclosed to the Company the name of each employee benefit plan whose assets in such account exceeded 10% of the total assets of such account as of the date of such purchase (and for purposes of this subdivision (ii), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan); or

(iii)                               such funds constituted assets of one or more specific employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which you have identified in writing to the Company; or

(iv)                              no part of such funds constituted assets of any employee benefit plan.

(b)                                 To the extent that the source of funds used by you included assets of your insurance company general account (as defined in Section V(e) of Prohibited Transaction Class Exemption (“PTCE”) 95-60), you represent to the Company that no employee benefit plan or employee benefit plans maintained by a single employer (including an “affiliate” thereof, as defined in Section V(a) of PTCE 95-60) or employee organization held an interest or interests either as contract holders or as the beneficial owners of contracts in such general account, the reserves and liabilities for which exceed 10% of the sum of all reserves and liabilities of such general account plus your surplus, such reserves and liabilities and such surplus in each case being calculated in accordance with the applicable provisions of PTCE 95-60.

(c)                                  As used in this Section, the terms “employee benefit plan” and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

10.                               INFORMATION AS TO COMPANY.

10.1                        Financial Statements.

The Company shall deliver to each Holder of Notes that is an Institutional Investor:

(a)                                  Quarterly Statements – as soon as available, but in any event within 55 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of the Company’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Company as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

(b)                                 Annual Statements – as soon as available, but in any event within 100 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Holders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit.

As to any information contained in materials furnished pursuant to Section 10.2(d), the Company shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Company to furnish the information and materials described in subsections (a) and (b) above at the times specified therein.

10.2                        Certificates; Other Information.

The Company shall deliver to each Holder of Notes that is an Institutional Investor:

(a)                                  concurrently with the delivery of the financial statements referred to in Section 10.1(b), a certificate of its independent certified public accountants certifying such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default or, if any such Default or Event of Default shall exist, stating the nature and status of such event;

(b)                                 concurrently with the delivery of the financial statements referred to in Sections 10.1(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Company;

(c)                                  promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Company, and copies of all annual, regular, periodic and special reports and registration statements which the Company may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act and not otherwise required to be delivered to the Holders pursuant hereto;

(d)                                 promptly after the Company has notified the Holders of any intention by the Company to treat amounts outstanding under the Notes and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form;

(e)                                  promptly after distribution thereof to the relevant Persons, copies of each notice or communication sent to holders, purchasers or creditors (or any agent or trustee of any of the foregoing) with respect to any Material Senior Indebtedness, in each case solely to the extent such notice or communication addresses any of (i) a default or incipient default thereunder, (ii) a waiver or amendment with respect thereto, or (iii) a prepayment of any amounts thereunder.

Documents required to be delivered pursuant to Section 10.1(a) or (b) or Section 10.2(c) (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which the Company posts such documents on the Company’s website on the Internet at the website address listed on Schedule 10.2; provided that: (i) the

Company shall deliver paper copies of such documents to any Holder that requests the Company to deliver such paper copies until a written request to cease delivering paper copies is given by such Holder and (ii) the Company shall notify (which may be by facsimile or electronic mail) each Holder of the posting of any such documents and, upon request, provide to any requesting Holder by electronic mail electronic versions (i.e., soft copies) of such documents.  Notwithstanding anything contained herein, in every instance the Company shall be required to provide paper copies of the Compliance Certificates required by Section 10.2(b) to each of the Holders.

10.3                        Notices.

The Company shall promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 14(f), notify each Holder:

(a)                                  of the occurrence of any Default or Event of Default;

(b)                                 of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary that has resulted or could reasonably be expected to result in a Material Adverse Effect; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority that has resulted or could reasonably be expected to result in a Material Adverse Effect; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary, including pursuant to any applicable Environmental Laws that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(c)                                  of the occurrence of any ERISA Event.

Each notice pursuant to this Section 10.3 shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company has taken and proposes to take with respect thereto.  Each notice pursuant to Section 10.3(a) shall describe with particularity any and all provisions of this Agreement that have been breached.

10.4                        Requested Information.

With reasonable promptness, the Company shall deliver such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any Holder of Notes.

10.5                        Inspection.

The Company shall permit the representatives of each Holder of Notes that is an Institutional Investor:

(a)                                  No Default — if no Default or Event of Default then exists, at the expense of such Holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Material Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Material Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

(b)                                 Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Material Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Material Subsidiaries), all at such times and as often as may be requested.

11.                               PAYMENT OF THE NOTES.

11.1                        Required Prepayments and Payment at Maturity.

(a)                                  With respect to the Amended 1996 Series A Notes, on July 1, 2004 and on each July 1 thereafter to and including July 1, 2010, the Company will prepay $5,454,546 principal amount (or such lesser principal amount as shall then be outstanding) of the Amended 1996 Series A Notes at par and without payment of the Make-Whole Amount or any premium.  On July 1, 2011, the Company will pay, and there shall become due and payable, the entire principal amount of the Amended 1996 Series A Notes not theretofore prepaid.

(b)                                 With respect to the Amended 1996 Series B Notes, on July 1, 2005 and on each July 1 thereafter to and including July 1, 2010, the Company will prepay $3,571,429 principal amount (or such lesser principal amount as shall then be outstanding) of the Amended 1996 Series B Notes at par and without payment of the Make-Whole Amount or any premium.  On July 1, 2011, the Company will pay, and there shall become due and payable, the entire principal amount of the Amended 1996 Series B Notes not theretofore prepaid.

(c)                                  With respect to the Amended 1999 Series A Notes, on August 1, 2004 and on each August 1 thereafter to and including August l, 2013, the Company will prepay $4,545,455 principal amount (or such lesser principal amount as shall then be outstanding) of the Amended 1999 Series A Notes at par and without payment of the Make-Whole Amount or any premium.  On August 1, 2014, the Company will pay, and there shall become due and payable, the entire principal amount of the Amended 1999 Series A Notes not theretofore prepaid.

(d)                                 With respect to the Amended 1999 Series B Notes, on August 1, 2009, the Company will pay, and there shall become due and payable, the entire unpaid principal amount of the Amended 1999 Series B Notes.

(e)                                  With respect to the Amended 2000 Notes, on February 25, 2004 and on each February 25th thereafter to and including February 25, 2009, the Company will prepay $2,142,857.14 principal amount (or such lesser principal amount as shall then be outstanding) of the Amended 2000 Notes at par and without payment of the Make-Whole Amount or any premium.  On February 25, 2010, the Company will pay, and there shall become due and payable, the entire principal amount of the Amended 2000 Notes not theretofore prepaid.

No prepayment of less than all the Notes of a Series pursuant to Section 11.2 or 11.3 shall relieve the Company of its obligation to make the full amount of each prepayment with respect to the Notes of each respective Series required by this Section 11.1.

11.2                        Optional Prepayments with Make-Whole Amount.

The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, any Series of Notes (in integral multiples of $1,000,000), at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount, provided, however, that so long as Amended 1996 Notes or Amended 1999 Notes, as the case may be, of more than one Series shall remain outstanding, the Company shall not prepay any such Amended 1996 Notes or Amended 1999 Notes, as the case may be, at its option pursuant to this Section 11.2 unless the principal amount of such Amended 1996 Notes or Amended 1999 Notes, as the case may be, to be prepaid shall be allocated among all the Series of Amended 1996 Notes or Amended 1999 Notes, as the case may be, at the time outstanding on a pro rata basis (determined by dividing the aggregate principal amount of Amended 1996 Notes or Amended 1999 Notes, as the case may be, of each such Series by the aggregate principal amount of all Amended 1996 Notes or Amended 1999 Notes, as the case may be, outstanding, in each case immediately before giving effect to any such prepayment).  The Company will give each Holder of each Series of Notes to be prepaid, as the case may be, written notice of each optional prepayment under this Section 11.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment.  Each such notice shall specify such date, the aggregate principal amount of the Series of Notes, as the case may be, being prepaid on such date, the principal amount of each such Note, as the case may be, held by such Holder to be so prepaid (determined in accordance with this Section and Section 11.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Responsible Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation.  Two

Business Days prior to such prepayment, the Company shall deliver to each Holder of each such Series of Notes to be prepaid, as the case may be, a certificate of a Responsible Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

11.3                        Prepayment Upon Certain Asset Sales.

The Company shall prepay Notes, as the case may be, of each Holder thereof which shall have given notice of its election to require such prepayment in connection with an Asset Sale Offer delivered by the Company as contemplated by Section 13.10(a), each such prepayment to be at the price and on the Prepayment Date determined in accordance with, and otherwise as provided in, Section 13.10.

11.4                        Allocation of Partial Prepayments.

In the case of each partial prepayment of the Notes of any Series, the principal amount of the Notes of such Series to be prepaid shall be allocated among all of the Notes of such Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.  The amount of each such partial prepayment so allocated to any Note shall be credited against the remaining required prepayments and final payment of such Note at maturity in the inverse order of such required prepayments and final payment.

11.5                        Maturity; Surrender, etc.

In the case of each prepayment of Notes of any Series pursuant to this Section 11, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any.  From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue.  Any Note paid or prepaid in full shall be surrendered to the Company and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

11.6                        Purchase of Notes.

The Company will not and will not permit any Affiliate directly or indirectly controlled by it to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes.  The Company will promptly cancel all Notes acquired by it or any such Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

11.7                        Make-Whole Amount.

The term “Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero.  For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 11.2 or has become or is declared to be immediately due and payable pursuant to Section 15.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Note is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M.  (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Gov’t PX” of the Bloomberg Financial Market Services (or, if not available, such other display as may replace such display on the Bloomberg Financial Market Services or any other nationally recognized trading screen reporting on-line intra-day trading in U.S. Treasury securities), for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.  Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life.

“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of such Note, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 11.2 or 15.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 11.2 or has become or is declared to be immediately due and payable pursuant to Section 15.1, as the context requires.

12.                               AFFIRMATIVE COVENANTS.

The Company covenants that so long as any of the Notes is outstanding:

12.1                        Compliance with Law.

The Company will and will cause each of its Material Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

12.2                        Insurance.

The Company will and will cause each of its Material Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

12.3                        Maintenance of Properties.

The Company will and will cause each of its Material Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear and obsolescence), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Material Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and is not otherwise prohibited by any of the covenants contained in Section 13.

12.4                        Payment of Taxes and Claims.

The Company will and will cause each of its Material Subsidiaries to file all tax returns required to be filed in any jurisdiction (other than where the failure to file would not reasonably be expected to have a Material Adverse Effect) and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Material Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Material Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Material Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Material Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate would not reasonably be expected to have a Material Adverse Effect.

12.5                        Corporate Existence, etc.

The Company will at all times preserve and keep in full force and effect its corporate existence.  Subject to Sections 13.6 and 13.7, the Company will at all times preserve and keep in full force and effect the corporate, limited liability company, partnership or other existence of each of its Material Subsidiaries (unless merged into or consolidated with the Company or a wholly-owned Material Subsidiary) and all rights and franchises of the Company and its Material Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

12.6                        Environmental Matters.

(a)                                  The Company will, and will cause each of its Material Subsidiaries to, (i) obtain and maintain in full force and effect all environmental permits that may be required from time to time under any Environmental Laws applicable to the Company or any such Material Subsidiary, except to the extent failure to hold any such environmental permit, in any one case or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, and (ii) be and remain in compliance in all material respects with all terms and conditions of all such environmental permits and with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in all applicable Environmental Laws, except to the extent failure to comply therewith in any one case or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

(b)                                 The Company will not, and will not permit any of its Material Subsidiaries to, (i) cause or allow (A) any Hazardous Material to be present at any time on, in, under or above the Company Premises or any part thereof or (B) the Company Premises or any part thereof to be used at any time to manufacture, generate, refine, process, distribute, use, sell, treat, receive, store, dispose of, transport, arrange for transport of, handle, or be involved in any other activity involving, any Hazardous Material, or (ii) conduct any such activities described in the foregoing clause (i)(B) on the Company Premises or anywhere else, except, in any such case referred to in the foregoing subclauses (i) and (ii), in a manner that is in compliance in all material respects with all applicable Environmental Laws and environmental permits and to an extent that would not have a Material Adverse Effect.

12.7                        Books and Records.

The Company will (a) keep proper books of record and account in which full, true and correct entries will be made of all its material business dealings and transactions in accordance with GAAP applied on a consistent basis and (b) maintain a system of accounting established and administered in accordance with GAAP, and set aside on its books from its earnings for each fiscal year all proper reserves, accruals and provisions which, in accordance with GAAP, should be set aside from such earnings in connection with its business.  The Company will cause each of its Material Subsidiaries to (X) keep proper books of record and account in which full, true and correct entries will be made of all its material business dealings and transactions in accordance with the generally accepted accounting principles as in effect in the applicable jurisdiction of operations of such Material Subsidiary applied on a consistent basis and (Y) maintain a system of accounting established and administered in accordance with the generally accepted accounting principles as in effect in the applicable jurisdiction of operations of such Material Subsidiary, and set aside on its books from its earnings for each fiscal year all proper reserves, accruals and provisions which, in accordance with GAAP, should be set aside from such earnings in connection with its business.

12.8                        Maintenance of Office.

Until the principal, Make-Whole Amount, if any, and interest on the Notes shall have been paid in full to the registered holders thereof, the Company will maintain its principal office at a location in the United States of America where notices, presentations and demands in respect of this Agreement and the Notes may be made upon it, and will notify each Holder of a Note in writing of any change of location of such office at least 30 days prior to such change of location.  Such office shall first be maintained at the address set forth at the head of this Agreement.

12.9                        Certain Future Subsidiaries to Become Subsidiary Guarantors; Release of Subsidiary Guarantors.

(a)                                  The Company will notify each of the Holders at the time that any Person becomes a Material Subsidiary or any Person is acquired or created and after such acquisition or creation constitutes a Material Subsidiary or if any Person becomes a guarantor under the Credit Agreement, and promptly thereafter (and in any event within 30 days of such notice), cause such Person to become a Subsidiary Guarantor by executing and delivering to the Holders a Guaranty Joinder Agreement, together with such resolutions, certificates and opinions regarding the authorization and binding effect of such Subsidiary Guaranty as the Required Holders may reasonably require.

(b)                                 No Subsidiary which is party to a Subsidiary Guaranty may be released from its obligations thereunder without the express prior written approval of the Holders, provided that, (i) if all of the capital stock of any such Subsidiary shall be sold or otherwise disposed of by the Company and its other Subsidiaries (including by merger or consolidation) as otherwise permitted by and in accordance with the terms of this Agreement or (ii) in the event any Subsidiary ceases to be a guarantor under the terms of the Credit Agreement and no longer guaranties any obligations of the Company thereunder, then, with respect to both clauses (i) and (ii), such Subsidiary shall automatically be discharged and released from the Subsidiary Guaranty to which it is a party without any further action by any Holder, effective as of the date of such sale, disposition or cessation; provided, however, with respect to clause (ii) above, the Company shall provide notice of such release to each Holder within thirty (30) days of such release.

13.                               NEGATIVE COVENANTS.

The Company covenants that, so long as any of the Notes is outstanding:

13.1                        Maintenance of Certain Financial Conditions.

The Company will not:

(a)                                  Consolidated Net Worth.  Permit Consolidated Net Worth at any time to be less than the sum of (a) $1,000,000,000 plus (b) an amount equal to 50% of the Consolidated Net Income earned in each full fiscal quarter ending after the Amendment Effective Date (with no deduction for a net loss in any such fiscal quarter).

(b)                                 Consolidated Interest Coverage Ratio.  Permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of the Company to be less than 2.25 to 1.00.

(c)                                  Consolidated Leverage Ratio.  Permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of the Company to be greater than the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter of the Borrower ending closest to:	Maximum Consolidated Leverage Ratio
December 31, 2003; March 31, 2004; June 30, 2004; September 30, 2004; December 31, 2004; and March 31, 2005	3.50 to 1.00
June 30, 2005 and thereafter	3.25 to 1.00

With respect to any Acquisition consummated after the Amendment Effective Date the following shall apply:

(i)                                     commencing on the first fiscal quarter end of the Company next following the date of each Acquisition, for each of the next four periods of four fiscal quarters of the Company, Adjusted Consolidated EBITDA or Consolidated EBITDA, as applicable, with respect to the Consolidated Leverage Ratio and the Consolidated Interest Coverage Ratio shall include the results of operations of the Person or assets so acquired on a historical pro forma basis, and which amounts may include such adjustments as in each case are reasonable under GAAP;

(ii)                                  commencing on the first fiscal quarter end of the Company next following the date of each Acquisition, for each of the next four periods of four fiscal quarters of the Company, Consolidated Interest Charges as a component of Consolidated EBITDA with respect to the Consolidated Leverage Ratio shall include the results of operations of the Person or assets so acquired, which amounts shall be determined on a historical pro forma basis; provided, however, Consolidated Interest Charges shall be adjusted on a historical pro forma basis to (i) eliminate interest expense accrued during such period on any Indebtedness repaid in connection with such Acquisition and (ii) include interest expense on any Indebtedness (including Indebtedness hereunder) incurred, acquired or assumed in connection with such Acquisition (“Incremental Debt”) calculated (A) as if all such Incremental Debt had been incurred as of the first day of such Four-Quarter Period and (B) at the following interest rates: (I) for all periods subsequent to the date of the Acquisition and for Incremental Debt assumed or acquired in the Acquisition and in effect prior to the date of Acquisition, at the actual rates of interest applicable thereto, and (II) for all periods prior to the actual incurrence of such Incremental Debt, equal to the rate of interest actually applicable to such Incremental Debt hereunder or under other financing documents applicable thereto as at the end of each affected period of such four fiscal quarters, as the case may be.

13.2                        Limitation on Indebtedness.

The Company will not, and will not permit any Subsidiary to, directly or indirectly, create, assume, guarantee, incur or otherwise become directly or indirectly liable in respect of any Indebtedness, except:

(a)                                  Indebtedness under  the Notes;

(b)                                 Indebtedness under the Credit Agreement, the Public Notes and other Indebtedness outstanding on the Amendment Effective Date to the extent such Indebtedness is either listed on Schedule 13.2  or the maximum principal amount thereof is less than $2,000,000;

(c)                                  Guarantees of the Company or any Subsidiary in respect of Indebtedness otherwise permitted hereunder of the Company or any wholly-owned Subsidiary;

(d)                                 obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(e)                                  Indebtedness in respect of capital leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 13.3(j);

(f)                                    Indebtedness of the Company or any Subsidiary in connection with Investments permitted by Section 13.5(c) or (j);

(g)                                 other Indebtedness, including Indebtedness arising in connection with any Permitted Receivables Purchase Facility, that either is (i) secured by Liens on assets of the Company or any of its Subsidiaries or (ii) the material terms of which are more restrictive than the terms of this Agreement, so long as the aggregate principal amount of all such Indebtedness described in (i) and (ii) above does not exceed at any time the greater of $300,000,000 and 20% of Consolidated Net Worth;

(h)                                 other unsecured Indebtedness of the Company or any of its Subsidiaries so long as (i) no Default has occurred and is continuing, or would result (on a pro forma basis) from the incurrence of such Indebtedness, and (ii) the material terms thereof are either (A) in the case of Indebtedness of the Company or one of its Domestic Subsidiaries, no more restrictive than the terms of this Agreement, or (B) in the case of Indebtedness of a Subsidiary of the Company that is not a Domestic Subsidiary, no more restrictive as applied to the Company and its Domestic Subsidiaries than the terms of this Agreement; and

(i)                                     any Subsidiary may become and remain liable in respect of Indebtedness of such Subsidiary to the Company or to a wholly-owned Subsidiary, and the Company may become and remain liable in respect of Indebtedness of the Company to any wholly-owned Subsidiary.

13.3                        Limitation on Liens.

The Company will not, and will not permit any Subsidiary to, create or incur, or suffer to be incurred or to exist, any Lien on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Subsidiary to acquire, any property or assets pursuant to conditional sales agreements or other title retention devices, except:

(a)                                  Liens in respect of (x) Indebtedness arising under the Credit Agreement or the Public Notes or (y) the obligations and liabilities of the Company or any of its Subsidiaries owing to any Lender or Affiliate thereof under the Credit Agreement in respect of Swap Contracts, so long as the Notes are at least equally and ratably secured with the Company’s obligations under such Indebtedness;

(b)                                 Liens existing on the Amendment Effective Date and listed on Schedule 13.3 and any renewals or extensions thereof, provided that the property covered thereby is not increased and any renewal or extension of the obligations secured or benefited thereby is permitted by Section 13.2(b);

(c)                                  Liens for taxes, fees, assessments or other governmental charges not yet delinquent or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d)                                 carriers’, warehousemen’s, landlords’, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(e)                                  pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f)                                    deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g)                                 easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h)                                 Liens securing judgments for the payment of money not constituting an Event of Default or securing appeal or other surety bonds related to such judgments;

(i)                                     Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company or any applicable Subsidiary in excess of those set forth by regulations promulgated by the Federal Reserve Boared and (ii) such deposit account is not intended by the Company or any applicable Subsidiary to provide collateral to the depository institution; and

(j)                                     Liens securing Indebtedness permitted under Section 13.2(e); provided that (i) such Liens do not at any time encumber any property, other than the property financed by such Indebtedness, any equity interests in any Special Purpose Finance Subsidiary formed for the purpose of such financing to the extent required by any capital asset or financing transaction to which such Special Purpose Finance Subsidiary is party and the proceeds thereof, and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition; and

(k)                                  Liens securing Indebtedness permitted under Sections 13.2(g).

13.4                        [Reserved].

13.5                        Investments.

The Company will not, and will not permit any Subsidiary to, make any Investments, other than:

(a)                                  Investments held by the Company or such Subsidiary in the form of cash equivalents or short-term marketable debt securities in the ordinary course of business pursuant to the Company’s usual and customary cash management policies and procedures;

(b)                                 advances to officers, directors and employees of the Company and Subsidiaries made in accordance with the Company’s usual and customary practice with respect thereto for travel, entertainment, relocation and analogous ordinary business purposes;

(c)                                  Investments of (i) the Company in any Subsidiary Guarantor, (ii) any Subsidiary in the Company or in a Subsidiary Guarantor, or (iii) any Subsidiary that is not a Subsidiary Guarantor in any other Subsidiary that is not a Subsidiary Guarantor;

(d)                                 Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(e)                                  Guarantees permitted by Section 13.2;

(f)                                    Investments constituting noncash consideration received in connection with a Disposition permitted by Section 13.7;

(g)                                 Investments existing on the Amendment Effective Date and, with respect to any such Investment in an amount in excess of $10,000,000, set forth on Schedule 13.5;

(h)                                 Investments resulting from the transfer of Permitted Receivables and related assets to a Subsidiary, and the sale thereof by such Subsidiary, in each case pursuant to a Permitted Receivables Purchase Facility;

(i)                                     Investments incurred in order to consummate an Acquisition so long as (i) the Person to be (or whose assets are to be) acquired does not oppose such Acquisition, (ii) the line or lines of business of the Person to be acquired are a Permitted Business, (iii) no Default or Event of Default shall have occurred and be continuing either immediately prior to or immediately after giving effect to such Acquisition, and (iv) such Acquisition is undertaken in accordance with all applicable Laws and regulatory approvals; and

(j)                                     other Investments, including Investments of the Company or any Subsidiary Guarantor in Subsidiaries that are not Subsidiary Guarantors, in an aggregate amount at any time outstanding not to exceed 10% of Consolidated Total Assets after giving effect to such Investments.

13.6                        Fundamental Changes.

The Company will not, and will not permit any Subsidiary to, directly or indirectly merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default or Event of Default exists or would result therefrom:

(a)                                  any Subsidiary may merge with (i) the Company, provided that the Company shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that when any Subsidiary Guarantor is merging with another Subsidiary, the Subsidiary Guarantor shall be the continuing or surviving Person;

(b)                                 any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or to another Subsidiary; provided that if the transferor in such a transaction is a Subsidiary Guarantor, then the transferee must either be the Company or a Subsidiary Guarantor;

(c)                                  the Company or any Subsidiary may make a Disposition permitted by Section 13.7; and

(d)                                 the Company or any Subsidiary may merge with any Person so long as (i) (A) the Company or such Subsidiary is the continuing or surviving entity or (B) in the case of a merger with a Subsidiary, the acquired Person is, as a result of the transaction, a wholly-owned direct or indirect Subsidiary of the Company and, if applicable, complies with Section 12.9, and (ii) immediately prior to and after giving effect to any such merger, no Default or Event of Default shall have occurred and be continuing.

13.7                        Dispositions.

The Company will not, and will not permit any Subsidiary to, directly or indirectly make any Disposition or enter into any agreement to make any Disposition, except:

(a)                                  Dispositions in the ordinary course of business of (i) inventory, (ii) used, worn-out, obsolete or surplus equipment, or (iii) defaulted receivables, in each case whether now owned or hereafter acquired;

(b)                                 Dispositions of Permitted Receivables pursuant to Permitted Receivables Purchase Facilities permitted by Section 13.2(g);

(c)                                  Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(d)                                 Dispositions of property by any Subsidiary to the Company or to another Subsidiary, provided that if the transferor of such property is a Subsidiary Guarantor then the transferee thereof must either be the Company or a Subsidiary Guarantor; provided, further, that, notwithstanding the foregoing, any Subsidiary that is a Subsidiary Guarantor may make a Disposition of equipment in the ordinary course of business to a Subsidiary that is not a Subsidiary Guarantor so long as the net book value of the equipment transferred in any single transaction (or a series of related transactions) does not exceed $10,000,000;

(e)                                  Dispositions permitted by Section 13.6;

(f)                                    the sale of cash or cash equivalents and other short-term marketable debt securities in the ordinary course of business pursuant to the Company’s usual and customary cash management policies and procedures;

(g)                                 the lease or sublease of property of the Company or any of its Subsidiaries to other Persons in the ordinary course of business;

(h)                                 any Disposition of assets or stock of any of the Non-Core Subsidiaries, so long as (with respect to each such Disposition) such Disposition is for fair market value and no Default of Event of Default exists or would exist immediately prior to or after giving pro forma effect to each such Disposition; and

(i)                                     Dispositions by the Company and its Subsidiaries not otherwise permitted under this Section 13.7; provided that at the time of such Disposition, no Default shall exist or would result from such Disposition and the aggregate book value of all property Disposed of in reliance on this clause (i) on a cumulative basis from the Amendment Effective Date shall not in the aggregate exceed 10% of Consolidated Total Assets as of the end of the fiscal quarter immediately preceding the date of determination; and

(j)                                     any Disposition by the Company and its Subsidiaries constituting a sale of assets not otherwise permitted under this Section 13.7 (an “Asset Sale”) so long as the net proceeds of any such Asset Sale shall, within 180 days of such Asset Sale, be applied (or irrevocably committed to be applied) in their entirety by the Company or such Subsidiary (x) to the purchase of Alternative Assets, and/or (y) to the repayment of Term Indebtedness on a permanent basis pursuant to an offer made proportionately to all holders of Term Indebtedness  in compliance with Section 13.10;

provided, however, that any Disposition pursuant to clauses (a) through (j) shall be for fair market value.

13.8                        Transactions with Affiliates.

The Company will not and will not permit any Subsidiary to enter into, be a party to, assume or suffer to exist, directly or indirectly, any transaction or arrangement or group of related transactions of any kind with any Affiliate of the Company, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Company or such Subsidiary as would be obtainable by the Company or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply to transactions between or among the Company and any of its Subsidiaries or between and among any Subsidiaries.

13.9                        Nature of Business.

The Company will not, and will not permit any of its Subsidiaries to, engage in any material line of business substantially different from and not reasonably related, complementary or incidental to those lines of business conducted by the Company and its Subsidiaries on the Amendment Effective Date.

13.10                 Prepayment of Notes Upon Certain Asset Sales.

(a)                                  In the event that the Company or any Subsidiary has completed an Asset Sale and intends to apply all or any portion of the net proceeds of such Asset Sale to the repayment of Term Indebtedness of the Company as contemplated by Section 13.7(k), the Company shall give written notice of an offer of prepayment to each holder of Term Indebtedness (the “Asset Sale Offer”), which Asset Sale Offer shall set forth (i) the net proceeds received from such Asset Sale, and the portion thereof which the Company intends to apply to the prepayment of Term Indebtedness (the “Prepayment Proceeds”), and (ii) such holder’s Pro Rata Share (as defined below) of such Prepayment Proceeds (determined by multiplying such holder’s Pro Rata Share by such Prepayment Proceeds), and shall state that the Company irrevocably offers to prepay, on a date (the “Prepayment Date”) specified in such Asset Sale Offer (which shall be not more than 30 nor less than 20 days after the date of such Asset Sale Offer), a principal amount of Term Indebtedness then held by such holder in an amount equal to such holder’s Pro Rata Share of such Prepayment Proceeds, such prepayment to be at a price equal to 100% of such principal amount, together with interest accrued thereon to the Prepayment Date, without premium, upon the written acceptance of such offer by such holder delivered to the Company at least 5 days prior to the Prepayment Date.

As used in this Section 13.10(a), the “Pro Rata Share” of any holder of Term Indebtedness as of any date of determination shall mean the percentage (rounded to the nearest one-hundredth of one percent) obtained by dividing (a) the aggregate principal amount of all Term Indebtedness held by such holder at the time outstanding by (b) the aggregate principal amount of all Term Indebtedness at the time outstanding (in each case before giving effect to any prepayment of any thereof).

(b)                                 There shall become due and payable, and the Company shall prepay, on the Prepayment Date specified in any Asset Sale Offer, the principal amount of Term Indebtedness of each holder which has accepted such Asset Sale Offer which is specified for prepayment in such Asset Sale Offer, together with interest accrued thereon to the Prepayment Date, without premium.

14.                               EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or come about or be effected by operation of law or judicial or governmental or administrative action or otherwise):

(a)                                  the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b)                                 the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

(c)                                  the Company defaults in the performance of or compliance with any term contained in Sections 13.1 through 13.9; or

(d)                                 the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 14) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this paragraph (d) of Section 14); or

(e)                                  any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made, or any representation or warranty made in writing by or on behalf of any Subsidiary Guarantor or by any officer of any Subsidiary Guarantor in any Subsidiary Guaranty or in any writing furnished in connection with the transactions contemplated thereby proves to have been false or incorrect in any material respect on the date as of which made; or

(f)                                    (i) The Company or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of (x) any Indebtedness or Guarantee (other than Indebtedness hereunder) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $50,000,000, (y) any of the Public Notes or (z) the Credit Agreement (collectively, the Indebtedness and Guarantees described in (x), (y) and (z) are referred to as the “Cross Default Indebtedness”), or (B) fails to observe or perform any other agreement or condition relating to any such Cross Default Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders (or beneficiary or beneficiaries in the case of a Guarantee) of any such Cross Default Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Cross Default Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Cross Default Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Company or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than $50,000,000; or

(g)                                 the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(h)                                 a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or

(i)                                     a final judgment or judgments for the payment of money aggregating in excess of $50,000,000 are rendered against one or more of the Company or any Subsidiary and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

(j)                                     (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $50,000,000, (ii) the Company or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $50,000,000, or (iii) the aggregate amount of Unfunded Pension Liabilities among all Pension Plans at any time exceeds $100,000,000; or

(k)                                  default shall be made by any Subsidiary Guarantor in the due performance or observance of any covenant, provision or agreement contained in the Subsidiary Guaranty to which it is a party beyond any applicable notice, grace or cure period contained therein, or a Subsidiary Guaranty, at any time and for any reason shall not be or shall cease to be valid and binding on and enforceable against the Subsidiary Guarantor party thereto (other than as a result of the operation of Section 12.9(b)), or any Subsidiary Guarantor shall contest or deny the validity or enforceability of the Subsidiary Guaranty to which it is a party or shall disaffirm or repudiate any of its obligations thereunder.

15.                               REMEDIES ON DEFAULT, ETC.

15.1                        Acceleration.

(a)                                  If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 14 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b)                                 If any other Event of Default has occurred and is continuing, any Holder or Holders of more than 33 1/3% in principal amount of the Amended 1996 Notes, 40% in principal amount of the Amended 1999 Notes or 40% in principal amount of the Amended 2000 Notes, as the case may be, at the time outstanding, without regard to Series, may at any time at its or their option, by notice or notices to the Company, declare all such Amended 1996 Notes, Amended 1999 Notes or Amended 2000 Notes, as the case may be, then outstanding to be immediately due and payable.

(c)                                  If any Event of Default described in paragraph (a) or (b) of Section 14 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 15.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.  The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

15.2                        Other Remedies.

If any Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 15.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

15.3                        Rescission.

At any time after any Notes have been declared due and payable pursuant to clause (b) of Section 15.1, the holders of not less than 66 2/3% in principal amount of the Amended 1996 Notes then outstanding, 61% in principal amount of the Amended 1999 Notes then outstanding, or 61% in principal amount of the Amended 2000 Notes then outstanding, as the case may be, without regard to Series, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Amended 1996 Notes, Amended 1999 Notes or Amended 2000 Notes, as the case may be, all principal of and Make-Whole Amount, if any, on the Amended 1996 Notes, Amended 1999 Notes or Amended 2000 Notes, as the case may be, that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Amended 1996 Notes, Amended 1999 Notes or Amended 2000 Notes, as the case may be, at the applicable Default Rate, (b) all Events of Default and Defaults, other than nonpayment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 20, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Amended 1996 Notes, Amended 1999 Notes or Amended 2000 Notes, as the case may be.  No rescission and annulment under this Section 15.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

15.4                        No Waivers or Election of Remedies, Expenses, etc.

No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies.  No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.  Without limiting the obligations of the Company under Section 18, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 15, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

16.                               REGISTRATION; EXCHANGE; SUBSTITUTION OF AMENDED NOTES.

16.1                        Registration of Notes.

The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes.  The name and address of each Holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register.  Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and Holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary.  The Company shall give to any Holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered Holders of Notes.

16.2                        Transfer and Exchange of Notes.

(a)                                  Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered Holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the Holder thereof) in exchange therefor, of the same Series and in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note.  Each such new Note shall be payable to such Person as such Holder may request and shall be substantially in the form of the applicable Note set forth in Exhibits 1-A through 1-E.  Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon.  The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes.  Notes shall not be transferred in denominations of less than $1,000,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $1,000,000.

(b)                                 No Holder shall transfer any Note unless the transferee thereof first (i)  provides the Company with a written representation either that it is not acquiring its interest in such Note with the assets of any plan (or its related trust) as defined in Section 4975(e) of the Code or of any employee benefit plan (or its related trust) as defined in Section 3(3) of ERISA or that such transfer will not constitute a prohibited transaction (within the meaning of Section 4975(c)(1)(A) through (D) of the Code and Section 406(a) of ERISA) for which an exemption is not available (a “Prohibited Transaction”) or (ii) at the election of the transferee, provides the Company with such information as is reasonably sufficient to enable the Company to determine that such transfer will not constitute a Prohibited Transaction (as so defined) involving the Company; provided that, if the transferee elects the procedure described in clause (ii) above, no such transfer shall be made if the Company, not later than ten Business Days after the information required by such clause (ii) was received by it, has reasonably determined (y) that the proposed transfer will constitute a Prohibited Transaction (as so defined) involving the Company and has notified the Holder intending to transfer such Note and the intended transferee in writing of such determination along with a reasonable description of the reason therefor or (z) that it requires further information which is available to the intended transferee (and not to the Company) before it can reasonably determine whether the proposed transfer will constitute such a Prohibited Transaction and has notified the Holder intending to transfer such Note and the intended transferee in writing of such determination along with a listing of such additional information that it requires to make such a determination (which notice provided pursuant to this clause (z) may be given only once with respect to any proposed transfer and shall serve merely to extend, until five Business Days from the date such additional information is received by the Company, the time period during which the Company may provide the notice required by clause (y) above and shall not, of itself, prohibit the effectiveness of any proposed transfer of any Note).  The Company shall, in any case where a proposed transferee provides the Company with the information required by clause (ii) of the immediately preceding sentence and the Company does not issue the notice prescribed by clause (y) of such sentence, deliver to the proposed transferee, not later than the latest date such notice could have been delivered pursuant to the immediately preceding sentence, a certificate stating that the proposed transfer will not involve a Prohibited Transaction.

(c)                                  Each Holder (whether an original Holder under this Agreement or a Holder as a result of a transfer pursuant to this Section 16.2) hereby agrees that, upon becoming a Holder, it shall be automatically bound by the terms of the New Intercreditor Agreement.

16.3                        Replacement of Notes.

Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a)                                  in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the Holder of such Note is, or is a nominee for, an original Holder or another Holder of a Note with a minimum net worth of at least $50,000,000, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)                                 in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

17.                               PAYMENTS ON NOTES.

17.1                        Place of Payment.

Subject to Section 17.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Morgan Guaranty Trust Company of New York in such jurisdiction.  The Company may at any time, by notice to each Holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

17.2                        Home Office Payment.

So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 17.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 17.1.  Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 16.2.  The Company will afford the benefits of this Section 17.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 17.2.

18.                               EXPENSES, ETC.

18.1                        Transaction Expenses.

Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of internal or special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Holder or Holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes or any Subsidiary Guaranty (whether or not such amendment, waiver or consent becomes effective), including, without limitation:  (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or any Subsidiary Guaranty, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes or any Subsidiary Guaranty or by reason of being a Holder of any Note (other than any such subpoena, legal process or other investigative demand relating solely to such Holder’s business activities or the regulation thereof by any applicable Governmental Authority), and (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and by any Subsidiary Guaranty.  The Company will pay, and will save you and each other Holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

18.2                        Survival.

The obligations of the Company under this Section 18 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

19.                               SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent Holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other Holder of a Note.  All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement.  Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

20.                               AMENDMENT AND WAIVER

20.1                        Requirements.

This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, as the case may be, except that (a) no amendment or waiver of any of the provisions of Section 4, 5, 6, 7, 8, 9 or 24 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the Holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 15 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the Holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 11, 14(a), 14(b), 15 or 20.

20.2                        Solicitation of Holders of Notes.

(a)                                  Solicitation.  The Company will provide each Holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes.  The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 20 to each Holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Holders of Notes.

(b)                                 Payment.  The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any Holder of Notes as consideration for or as an inducement to the entering into by any Holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each Holder of Notes then outstanding even if such Holder did not consent to such waiver or amendment.

20.3                        Binding Effect, etc.

Any amendment or waiver consented to as provided in this Section 20 applies equally to all Holders of Notes and is binding upon them and upon each future Holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.  No course of dealing between the Company and the Holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any Holder of such Note.  As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

20.4                        Notes held by Company, etc.

Solely for the purpose of determining whether the Holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the Holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

21.                               NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid) or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid).  Any such notice must be sent:

(i)                                     if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

(ii)                                  if to any other Holder of any Note, to such Holder at such address as such other Holder shall have specified to the Company in writing, or

(iii)                               if to the Company, to the Company at its address set forth at the beginning hereof to the attention of its Vice President and Treasurer, or at such other address as the Company shall have specified to the Holder of each Note in writing.

Notices under this Section 21 will be deemed given only when actually received.

22.                               REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced.  The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Section 22 shall not prohibit the Company or any other Holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

23.                               CONFIDENTIAL INFORMATION.

For the purposes of this Section 23, “Confidential Information” means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under Section 10.1 that are otherwise publicly available.  You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, employees, agents, trustees, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 23, (iii) any other Holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 23), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 23), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the

National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement; provided, that with respect to any disclosure under clause (viii) (x) or (y) of this sentence, the Holder shall use commercially reasonable efforts to notify the Company (unless such notification is prohibited by any of the terms of such subpoena or other legal process) of the proposed disclosure before such disclosure is made to reasonably afford the Company the opportunity to seek to prevent such disclosure.  Each Holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 23 as though it were a party to this Agreement.  On reasonable request by the Company in connection with the delivery to any Holder of a Note of information required to be delivered to such Holder under this Agreement or requested by such Holder (other than a Holder that is a party to this Agreement or its nominee), such Holder will enter into an agreement with the Company embodying the provisions of this Section 23.  Notwithstanding anything to the contrary set forth herein or in any other written or oral understanding or agreement to which the parties hereto are parties or by which they are bound, the parties acknowledge and agree that (i) any obligations of confidentiality contained herein and therein do not apply and have not applied from the commencement of discussions between the parties to the tax treatment and tax structure of the Notes (and any related transactions or arrangements), and (ii) each party (and each of its employees, representatives, or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Notes and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure, all within the meaning of Treasury Regulations Section 1.6011-4.

24.                               SUBSTITUTION OF HOLDER.

You shall have the right at or prior to the Closing to substitute any one of your Affiliates as the Holder of the Notes to be issued at such Closing, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 9.  Upon receipt of such notice, wherever the word “you” is used in this Agreement (other than in this Section 24), such word shall be deemed to refer to such Affiliate in lieu of you.  In the event that such Affiliate is so substituted as a Holder hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word “you” is used in this Agreement (other than in this Section 24), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

25.                               MISCELLANEOUS.

25.1                        Successors and Assigns.

All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

25.2                        Payments Due on Non-Business Days.

Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

25.3                        Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

25.4                        Construction.

Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.  Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

25.5                        Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

25.6                        Governing Law.

This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

[Signature Page Follows]

If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

Very truly yours,

PRECISION CASTPARTS CORP.

By:	/s/ Geoffrey A. Hawkes
Name: Geoffrey A. Hawkes
Title: Treasurer

1

The foregoing is hereby agreed to as of the date thereof.

CONNECTICUT GENERAL LIFE INSURANCE COMPANY

By:	CIGNA Investments, Inc. (authorized agent)

	By:	/s/ Donald F. Rieger, Jr.
Name: Donald F. Rieger, Jr.
Title: Managing Partner

2

The foregoing is hereby agreed to as of the date thereof.

LIFE INSURANCE COMPANY OF NORTH AMERICA

By:	CIGNA Investments, Inc. (authorized agent)

	By:	/s/ Donald F. Rieger, Jr.
Name: Donald F. Rieger, Jr.
Title: Managing Partner

3

The foregoing is hereby agreed to as of the date thereof.

THE NORTHWESTERN MUTUAL LIFE INSURANCE

COMPANY

By:	/s/ Jeffery J. Lueken
Name: Jeffery J. Lueken
Title: Its Authorized Representative

4

The foregoing is hereby agreed to as of the date thereof.

THE NORTHWESTERN MUTUAL LIFE INSURANCE
COMPANY, for its Group Annuity Separate Account

By:	/s/ Jeffery J. Lueken
Name: Jeffery J. Lueken
Title: Its Authorized Representative

5

The foregoing is hereby agreed to as of the date thereof.

TEACHERS INSURANCE AND ANNUITY
ASSOCIATION OF AMERICA

By:	/s/ Estelle Simsolo
Name: Estelle Simsolo
Title: Director-Private Placements

6

The foregoing is hereby agreed to as of the date thereof.

MASSACHUSETTS MUTUAL LIFE INSURANCE
COMPANY

By:	David L. Babson & Company Inc. as Investment Adviser

	By:	/s/ Elisabeth A. Perenick
Name: Elisabeth A. Perenick
Title: Managing Director

7

The foregoing is hereby agreed to as of the date thereof.

C.M. LIFE INSURANCE COMPANY

By:	David L. Babson & Company Inc. as Investment Sub-Adviser

	By:	/s/ Elisabeth A. Perenick
Name: Elisabeth A. Perenick
Title: Managing Director

8

The foregoing is hereby agreed to as of the date thereof.

FORETHOUGHT LIFE INSURANCE COMPANY

By:	/s/ Ronald J. Marek
Name: Ronald J. Marek
Title: Vice President & Chief Investment Officer

9

The foregoing is hereby agreed to as of the date thereof.

HARTFORD LIFE INSURANCE COMPANY
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY and
HARTFORD UNDERWRITERS INSURANCE COMPANY

By:	Hartford Investment Services, Inc.,
Their Agent and Attorney-in-Fact

	By:	/s/ Daniel C. Leimbach
Name: Daniel C. Leimbach
Title: Vice President

10

The foregoing is hereby agreed to as of the date thereof.

ENSIGN PEAK ADVISORS, INC.

By:	/s/ Roger G. Clarke
Name: Roger G. Clarke
Title: President

11

SCHEDULE A

INFORMATION RELATING TO HOLDERS

HOLDER NAME AND INFORMATION	DENOMINATION AND SERIES OF NOTES TO BE ISSUED TO HOLDER ON AMENDMENT EFFECTIVE DATE
THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY	$9,000,000.00 of 7.75% Amended 1999 Series B Senior Notes due 2009

(1)  All payments on or in respect of the Notes shall be made by wire transfer of immediately available funds, setting forth the name of the issuer of the Notes, the full title (including the coupon rate, final maturity date and series) of the Notes, a reference to the applicable PPN and the due date and application (as among principal, premium and interest) of the payment being made, to:

$20,000,000.00 of 7.70% Amended 1996 Series B Senior Notes due 2011

Deutsche Bank Trust Company Americas 14 Wall Street 4th Floor New York, NY10005 ABA# 02l001033

For the account of: The Northwestern Mutual Life Insurance Company, Account No. 00-000-027

(2) All notices with respect to confirmation of payments on account of the Notes shall be delivered or mailed to:

The Northwestern Mutual Life Insurance Company 720 East Wisconsin Avenue Milwaukee, WI 53202 Attention: Investment Operations Fax: 414-665-5714

HOLDER NAME AND INFORMATION	DENOMINATION AND SERIES OF NOTES TO BE ISSUED TO HOLDER ON AMENDMENT EFFECTIVE DATE
(3) All other communications shall be delivered or mailed to:

The Northwestern Mutual Life Insurance Company 720 East Wisconsin Avenue Milwaukee, WI53202 Attention: Securities Department Fax: 414-665-7124

Notes are to be registered in the name of “The Northwestern Mutual Life Insurance Company”.

Tax Identification No.: 39-0509570

2

HOLDER NAME AND INFORMATION	DENOMINATION AND SERIES OF NOTES TO BE ISSUED TO HOLDER ON AMENDMENT EFFECTIVE DATE
THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY For its Group Annuity Separate Account	$1,000,000.00 of 7.75% Amended 1999 Series B Senior Notes due 2009

(1)                                  All payments on or in respect of the Notes shall be made by wire transfer of immediately available funds, setting forth the name of the issuer of the Notes, the full title (including the coupon rate, final maturity date and series) of the Notes, a reference to the applicable PPN and the due date and application (as among principal, premium and interest) of the payment being made, to:

Deutsche Bank Trust Company Americas 14 Wall Street 4th Floor New York, NY10005 ABA# 02l001033

For the account of:

The Northwestern Mutual Life Insurance Company for its Group Annuity Separate Account Account No. 50-233-339

(2) All notices with respect to confirmation of payments on account of the Notes shall be delivered or mailed to:

The Northwestern Mutual Life Insurance Company for its Group Annuity Separate Account 720 East Wisconsin Avenue Milwaukee, WI53202 Attention: Investment Operations Fax: 414-665-5714

(3) All other communications shall be delivered or mailed to:

3

HOLDER NAME AND INFORMATION	DENOMINATION AND SERIES OF NOTES TO BE ISSUED TO HOLDER ON AMENDMENT EFFECTIVE DATE

The Northwestern Mutual Life Insurance Company 720 East Wisconsin Avenue Milwaukee, WI53202 Attention: Securities Department Fax: 414-665-7124

Notes are to be registered in the name of “The Northwestern Mutual Life Insurance Company for its Group Annuity Separate Account”

Tax Identification No.: 39-0509570

4

HOLDER NAME AND INFORMATION	DENOMINATION AND SERIES OF NOTES TO BE ISSUED TO HOLDER ON AMENDMENT EFFECTIVE DATE
FORETHOUGHT LIFE INSURANCE COMPANY	$5,000,000.00 of 7.85% Amended 1999 Series A Senior Notes due 2014

Notice Address:

Forethought Life Insurance Company
The Forethought Center
Batesville, IN 47006
Attention: Investments

Wire Instructions:

DTC Eligible Securities
DTC Participant # 0997
Agent Bank ID # 20997
Ref: Forethought Life General/3N1A

All Fed Securities
ABA # 011000028
Boston Federal Reserve Bank
State St Bos/SPEC/3N1A

All Cash Wires
ABA # 011000028
State Street Bank and Trust Co.
DDA A/C # 2462-2243
Ref: Forethought Life General/3N1A

5

HOLDER NAME AND INFORMATION	DENOMINATION AND SERIES OF NOTES TO BE ISSUED TO HOLDER ON AMENDMENT EFFECTIVE DATE
MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY	$8,200,000.00 of 7.85% Amended 1999 Series A Senior Notes due 2014
$4,363,638.00 of 7.88% Amended 1996 Series A Senior Notes due 2011
Payments	$10,181,822.00 of 7.88% Amended 1996 Series A Senior Notes due 2011

All payments on account of the Note shall be made by crediting in the form of bank wire transfer of Federal or other immediately available funds, (identifying each payment as [insert name of issuer and description of Note] interest and principal), to:

Citibank, N.A.
New York, NY
ABA No. 021000089
For MassMutual Pension Management
Account No. 30510538
Re: Description of security, cusip, principal and interest split

With telephone advice of payment to the Securities Custody and Collection Department of David L. Babson & Company Inc. at (413) 226-1803 or (413) 226-1839

Notices

1. Send Communications and Notices to:

Massachusetts Mutual Life Insurance Company
c/o David L. Babson & Company Inc.
1500 Main Street, Suite 2800
Springfield, MA 01115
Attn: Securities Investment Division

6

HOLDER NAME AND INFORMATION		DENOMINATION AND SERIES OF NOTES TO BE ISSUED TO HOLDER ON AMENDMENT EFFECTIVE DATE

2. Send Notices on Payments to:

Massachusetts Mutual Life Insurance Company
c/o David L. Babson & Company Inc.
1500 Main Street, Suite 800
Springfield, MA 01115
Attn:	Securities Custody and Collection Department

Tax Identification No. 04-1590850

7

HOLDER NAME AND INFORMATION	DENOMINATION AND SERIES OF NOTES TO BE ISSUED TO HOLDER ON AMENDMENT EFFECTIVE DATE
C.M. LIFE INSURANCE COMPANY	$1,800,000.00 of 7.85% Amended 1999 Series A Senior Notes due 2014

Payments

All payments on account of the Note shall be made by crediting in the form of bank wire transfer of Federal or other immediately available funds, (identifying each payment as [insert name of issuer and description of Note] interest and principal), to:

Citibank, N.A.
New York, NY
ABA No. 021000089
For CM Life Segment 43 - Universal Life
Account No. 30510546
Re: Description of security, cusip, principal and interest split

With telephone advice of payment to the Securities Custody and Collection Department of David L. Babson & Company Inc. at (413) 226-1839 or (413) 226-1803

Notices

1. Send Communications and Notices to:

C. M. Life Insurance Company
c/o David L. Babson & Company Inc.
1500 Main Street, Suite 2800
Springfield, MA 01115
Attn: Securities Investment Division

8

	HOLDER NAME AND INFORMATION	DENOMINATION AND SERIES OF NOTES TO BE ISSUED TO HOLDER ON AMENDMENT EFFECTIVE DATE

2. Send Notices on Payments to:

C. M. Life Insurance Company
c/o David L. Babson & Company Inc.
1500 Main Street, Suite 800
Springfield, MA 01115
Attn:	Securities Custody and Collection
Department

Tax Identification No. 06-1041383

9

HOLDER NAME AND INFORMATION	DENOMINATION AND SERIES OF NOTES TO BE ISSUED TO HOLDER ON AMENDMENT EFFECTIVE DATE
ENSIGN PEAK ADVISORS, INC.	$10,000,000.00 of 7.75% Amended 1999 Series B Senior Notes due 2009

Notice Address:

Ensign Peak Advisors, Inc.
50 East North Temple Street
Salt Lake City, UT 84150

Wiring Instructions:

Zions First National Bank
Salt Lake City, UT
ABA 124000054
Further Credit: Acct #01-20001-3/ Ensign Peak Advisors

10

HOLDER NAME AND INFORMATION	DENOMINATION AND SERIES OF NOTES TO BE ISSUED TO HOLDER ON AMENDMENT EFFECTIVE DATE
CONNECTICUT GENERAL LIFE INSURANCE COMPANY	$7,200,000.00 of 7.85% Amended 1999 Series A Senior Notes due 2014

Name in Which Instrument is to be Registered: CIG & Co.	$3,126,624.96 of 7.85% Amended 1999 Series A Senior Notes due 2014

Payment on Account of Instruments:	$4,673,375.04 of 7.85% Amended 1999 Series A Senior Notes due 2014

By Federal Funds Wire Transfer to:	$3,000,000.00 of 8.37% Amended 2000 Senior Notes due 2010

J.P. Morgan Chase Bank	$4,400,000.00 of 8.37% Amended 2000 Senior Notes due 2010
BNF=CIGNA Private Placements/ AC=9009001802
ABA # 021000021	$3,200,000.00 of 8.37% Amended 2000 Senior Notes due 2010

Accompanying Information:	$1,000,000.00 of 8.37% Amended 2000 Senior Notes due 2010

OBI=[name of company; description of security; interest rate, maturity date; PPN; due date and application (as among principal, premium and interest of the payment being made); contact name and phone.]

Address for Notices Related to Payments:

CIG & Co.
c/o CIGNA Investments, Inc.
Attention: Securities Processing, H05P
280 Trumbull Street
Hartford CT 06103

CIG & Co.
c/o CIGNA Retirement & Investment Services
Attention: Private and Alternative Investments, H16B
280 Trumbull Street
Hartford CT 06103
Fax: 860-534-7203

1

HOLDER NAME AND INFORMATION	DENOMINATION AND SERIES OF NOTES TO BE ISSUED TO HOLDER ON AMENDMENT EFFECTIVE DATE
With a copy to:

J.P. Morgan Chase Bank
14201 Dallas Parkway, 13th Floor
Dallas TX 75254
Attention: Heather Frisina
Mail Code 300-116
FAX: 469-477-1904

Address for All Other Notices:

CIG & Co.
c/o CIGNA Retirement & Investment Services
Attention: Private and Alternative Investments, H16B
280 Trumbull Street
Hartford, Connecticut 06103
FAX: 860-534-7203

Tax Identification Number: 13-3574027 (for CIG & Co.)

2

HOLDER NAME AND INFORMATION	DENOMINATION AND SERIES OF NOTES TO BE ISSUED TO HOLDER ON AMENDMENT EFFECTIVE DATE
LIFE INSURANCE COMPANY OF NORTH AMERICA	$3,400,000.00 of 8.37% Amended 2000 Senior Notes due 2010

Name in Which Instrument is to be Registered: CIG & Co.

Payment on Account of Instruments:

By Federal Funds Wire Transfer to

J.P. Morgan Chase Bank
BNF=CIGNA Private Placements/ AC=9009001802
ABA # 021000021

Accompanying Information:

OBI=[name of company; description of security; interest rate, maturity date; PPN; due date and application (as among principal, premium and interest of the payment being made); contact name and phone.]

Address for Notices Related to Payments:

CIG & Co.
c/o CIGNA Investments, Inc.
Attention: Securities Processing, H05P
280 Trumbull Street
Hartford CT 06103

CIG & Co.
c/o CIGNA Retirement & Investment Services
Attention: Private and Alternative Investments, H16B
280 Trumbull Street
Hartford CT 06103
Fax: 860-534-7203

3

HOLDER NAME AND INFORMATION	DENOMINATION AND SERIES OF NOTES TO BE ISSUED TO HOLDER ON AMENDMENT EFFECTIVE DATE

With a copy to:

J.P. Morgan Chase Bank
14201 Dallas Parkway, 13th Floor
Dallas TX 75254
Attention: Heather Frisina
Mail Code 300-116
FAX: 469-477-1904

Address for All Other Notices:

CIG & Co.
c/o CIGNA Retirement & Investment Services
Attention: Private and Alternative Investments, H16B
280 Trumbull Street
Hartford, Connecticut 06103
FAX: 860-534-7203

Tax Identification Number: 13-3574027 (for CIG & Co.)

4

HOLDER NAME AND INFORMATION	DENOMINATION AND SERIES OF NOTES TO BE ISSUED TO HOLDER ON AMENDMENT EFFECTIVE DATE
HARTFORD UNDERWRITERS INSURANCE COMPANY	$5,000,000.00 of 7.75% Amended 1999 Series B Senior Notes due 2009

Taxpayer ID#: 06-1222527

(1) All payments by wire transfer of immediately available funds to:

JP Morgan Chase
4 New York Plaza
New York New York 10004
Bank ABA No. 021000021
Chase NYC/Cust
A/C #900-9-000200 for F/C/T G06266-HUN
Attn: Bond Interest/Principal – Precision Castparts
Corp., 7.75% Amended 1999 Series B Notes Senior Notes
Due 2009

PPN # Prin $ Int $

With sufficient information to identify the source and application of such funds.

(2) All notices of payments and written confirmations of such wire transfers:

Hartford Investment Management Company
C/o Portfolio Support
P.O. Box 1744
Hartford, Connecticut 06144-1744
Telefacsimile: (860) 297-8875/8876

5

HOLDER NAME AND INFORMATION	DENOMINATION AND SERIES OF NOTES TO BE ISSUED TO HOLDER ON AMENDMENT EFFECTIVE DATE

(3) All other communications:

Hartford Investment Management Company
C/o Investment Department-Private Placements
P.O. Box 1744
Hartford, Connecticut 06144-1744
Telefacsimile: (860) 297-8884

(4) Physical Delivery of Notes:

JP Morgan Chase
North American Insurance
3 Chase MetroTech Center - 5th Floor South
Brooklyn, New York 11245
Attn: Bettye Carrera
Custody Account Number: G06266-HUN must appear on outside of envelope

6

HOLDER NAME AND INFORMATION	DENOMINATION AND SERIES OF NOTES TO BE ISSUED TO HOLDER ON AMENDMENT EFFECTIVE DATE
HARTFORD LIFE INSURANCE COMPANY	$5,000,000.00 of 7.75% Amended 1999 Series B Senior Notes due 2009

Taxpayer I.D. Number: 06-0974148

(1) All payments by wire transfer of immediately available funds to:

JP Morgan Chase
4 New York Plaza
New York New York 10004
Bank ABA No. 021000021
Chase NYC/Cust
A/C # 900-9-000200 for F/C/T G06609-LCA
Attn: Bond Interest/Principal – Precision Castparts
Corp., 7.75% Amended 1999 Series B Notes Senior
Notes Due 2009

PPN # Prin $ Int. $

With sufficient information to identify the source and application of such funds.

(2) All notices of payments and written confirmations of such wire transfers:

Hartford Investment Management Company
C/o Portfolio Support
P.O. Box 1744
Hartford, Connecticut 06144-1744
Telefacsimile: (860) 297-8875/8876

7

HOLDER NAME AND INFORMATION	DENOMINATION AND SERIES OF NOTES TO BE ISSUED TO HOLDER ON AMENDMENT EFFECTIVE DATE

(3) All other communications:

Hartford Investment Management Company
C/o Investment Department-Private Placements
P.O. Box 1744
Hartford, Connecticut 06144-1744
Telefacsimile: (860) 297-8884

(4) Physical Delivery of Notes:

JP Morgan Chase
North America Insurance
3 Chase MetroTech Center - 5th Floor South
Brooklyn, New York 11245
Attn: Bettye Carrera
Custody Account Number: G06609-LCA must appear on outside of envelope

8

HOLDER NAME AND INFORMATION	DENOMINATION AND SERIES OF NOTES TO BE ISSUED TO HOLDER ON AMENDMENT EFFECTIVE DATE
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY	$5,000,000.00 of 7.70% Amended 1996 Series B Senior Notes due 2011

Taxpayer I.D. Number: 39-1052598

(1) All payments by wire transfer of immediately available funds to:

JP Morgan Chase
4 New York Plaza
New York New York 10004
Bank ABA No. 021000021
Chase NYC/Cust
A/C # 900-9-000200 for F/C/T G06583-ILA
Attn: Bond Interest/Principal – Precision Castparts
Corp., 7.70% Amended 1996 Series B Notes Senior Notes Due 2011

PPN # Prin $ Int $

With sufficient information to identify the source and application of such funds.

(2) All notices of payments and written confirmation of such wire transfers:

Hartford Investment Management Company
C/o Portfolio Support
P.O. Box 1744
Hartford, Connecticut 06144-1744
Telefacsimile: (860) 297-8875/8876

9

HOLDER NAME AND INFORMATION	DENOMINATION AND SERIES OF NOTES TO BE ISSUED TO HOLDER ON AMENDMENT EFFECTIVE DATE
(3) All other communications:

Hartford Investment Management Company
c/o Investment Department-Private Placements
P.O. Box 1744
Hartford, Connecticut 06144-1744
Telefacsimile: (860) 297-8884

(4) Physical Delivery of Notes:

JP Morgan Chase
North American Insurance
3 Chase MetroTech Center – 5th Floor South
Brooklyn, New York 11245
Attn: Bettye Carrera
Custody Account Number: G06583-ILA must appear on outside of envelope

10

HOLDER NAME AND INFORMATION	DENOMINATION AND SERIES OF NOTES TO BE ISSUED TO HOLDER ON AMENDMENT EFFECTIVE DATE
TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA	$29,090,909.00 of 7.88% Amended 1996 Series A Senior Notes due 2011
$20,000,000.00 of 7.85% Amended 1999 Series A Senior Notes due 2014
(1) Payments:

All payments on account of the Notes shall be made in immediately available funds at the opening of business on the due date by electronic funds transfer through the Automated Clearing House System to:

Chase Manhattan Bank
ABA No. 021-000-021
New York, New York 10015
Account of: Teachers Insurance and Annuity Association of America
Account No.: 900-9-000200
For further credit to TIAA Account No. G07040
Reference: PPN/Issuer/Matur.Date/Coupon/P&I Breakdown

(2)                                  Contemporaneous with the above electronic funds transfer, advice setting forth (1) the full name (including series), private placement number, interest rate and maturity date of the Notes, (2) the allocation of payment between principal, interest, premium or any other payment, and (3) the name and address of the bank from which payment was made, shall be delivered, mailed or telecopied to:

Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, New York 10017
Attention: Securities Accounting Division
Phone: (212) 916-4188
Facsimile: (212) 916-6955

11

HOLDER NAME AND INFORMATION		DENOMINATION AND SERIES OF NOTES TO BE ISSUED TO HOLDER ON AMENDMENT EFFECTIVE DATE
(3) Address for all other communications:

Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, New York 10017
Attention:	Estelle Simsolo, Securities Division, Private Placements

Phone:	(212)916-5725 or
(212) 490-9000 (general number)
Facsimile: (212) 916-6667

12

SCHEDULE B

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary), provided that the Company or the Subsidiary is the surviving Person.

 “Adjusted Consolidated EBITDA” means, for any period of measurement that includes the Amendment Effective Date, the sum of (a) if the period of measurement includes the fiscal quarter of SPS ended September 30, 2003, Consolidated EBITDA calculated for SPS and its Subsidiaries (rather than for the Company and its Subsidiaries) for the one-, two- or three-quarter period of SPS, as applicable, ended September 30, 2003, plus (b) if the period of measurement includes the fiscal quarter of the Company ended closest to September 30, 2003, Consolidated EBITDA calculated for the Company and its Subsidiaries without giving effect to the Merger (rather than for the Company and its Subsidiaries giving effect to the Merger) for the one-, two- or three-quarter period of the Company, as applicable, ended closest to September 30, 2003, plus (c) with respect to the fiscal quarter of the Company ending closest to December 31, 2003, the sum of (x) Consolidated EBITDA calculated for the Company and its Subsidiaries other than SPS and its Subsidiaries notwithstanding the Merger for such fiscal quarter, plus (y) Consolidated EBITDA calculated for SPS and its Subsidiaries for the period from the Amendment Effective Date to the last day of such fiscal quarter times the number of days in such fiscal quarter, all divided by the number of days from the Amendment Effective Date to the last day of such fiscal quarter, plus (d) Consolidated EBITDA of the Company and its Subsidiaries (giving effect to the Merger) for each fiscal quarter after the fiscal quarter of the Company ending closest to December 31, 2003 included in such period.

“Affiliate” means, with respect to any Person, (a) another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified, and (b) any Person beneficially owning or holding, directly or indirectly, 5% or more of any class of voting or equity interests of any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 5% or more of any class of voting or equity interests.  “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.  Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Alternative Assets” means in connection with any Disposition permitted by Section 13.7(k), (a) fixed assets which (i) are useful in the ordinary course of the business of the Company and its Subsidiaries as permitted to be conducted pursuant to Section 13.9 and (ii) have a fair market value at least equal to the purchase price thereof or (b) capital stock of any Person, but only if upon the purchase of such capital stock by the Company or a Subsidiary, such Person becomes a Subsidiary Guarantor pursuant to Section 12.9.

“Amendment Effective Date” is defined in Section 6.

“Amendment Effective Date EBITDA” means the sum of (a) Consolidated EBITDA calculated for SPS and its Subsidiaries (rather than for the Company and its Subsidiaries) for the four fiscal quarters of SPS ended September 30, 2003, plus (b) Consolidated EBITDA calculated for the Company and its Subsidiaries without giving effect to the Merger (rather than for the Company and its Subsidiaries giving effect to the Merger) for the four fiscal quarters of the Company ended closest to September 30, 2003.

“Approvals” is defined in Section 7.10.

“Asset Sale” is defined in Section 13.7(k).

“Asset Sale Offer” is defined in Section 13.10.

“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Business Day” means (a) for the purposes of Section 11.7 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Portland, Oregon or New York, New York are required or authorized to be closed.

 “Closing” is defined in Section 6.

 “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Company” is defined in the Preamble to this Agreement.

 “Company Premises” means real property in which the Company, any Subsidiary or any Person which has been a Subsidiary at any time has or ever had any direct or indirect interest, including, without limitation, ownership thereof, or any arrangement for the lease, rental or other use thereof, or the retention or claim of any mortgage or security interest therein or thereon.

“Compliance Certificate” means a certificate substantially in the form of Exhibit 10.2.

“Consolidated EBITDA” means, for any period, for the Company and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period, (ii) the provision for federal, state, local and foreign income taxes payable by the Company and its Subsidiaries for such period, (iii) the amount of depreciation and amortization expense deducted in determining such Consolidated Net Income, (iv) non-cash charges resulting from the application of Statement of Financial Accounting Standards No. 142, and (v) other expenses of the Company and its Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in such period or any future period and minus (b) all non-cash items increasing Consolidated Net Income for such period and plus (c) cash received with respect to a non-cash item deducted under clause (b) of this definition for a prior period.

“Consolidated Forward Interest Charges” means, for any Ensuing Twelve Month Period beginning on the date of measurement thereof, for the Company and its Subsidiaries on a consolidated basis, the sum of all of the following, computed at the applicable fixed rate in connection with fixed rate items and at the variable rate then prevailing on the date of measurement with respect to variable rate items, in each case adjusted to give effect to scheduled repayments of principal during such Ensuing Twelve Month Period: (a) interest, premium payments, debt discount, fees, charges and related expenses (including capitalized interest) of the Company and its Subsidiaries in connection with borrowed money (including amounts attributable to interest expense under any Permitted Receivables Purchase Facility, and including commissions, discounts, fees and other charges in connection with letters of credit and similar instruments) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Company and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP.

“Consolidated Funded Indebtedness” means, as of any date of determination, for the Company and its Subsidiaries on a consolidated basis and without duplication, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including obligations under the Credit Agreement) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all obligations (including reimbursement obligations) arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments (but excluding contingent reimbursement or payment obligations in connection with performance, but not financial, letters of credit), (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations, (f) the outstanding amount under any Permitted Receivables Purchase Facility, (g) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (f) above of Persons other than the Company or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (g) above of any partnership or joint venture (other than a joint venture that is itself a corporation, a limited partnership in which none of the Company or any of its Subsidiaries is a general partner or limited liability company) in which the Company or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Company or such Subsidiary.

“Consolidated Interest Charges” means, for any period, for the Company and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses (including capitalized interest) of the Company and its Subsidiaries in connection with borrowed money (including amounts attributable to interest expense under any Permitted Receivables Purchase Facility, and including commissions, discounts fees and other charges in connection with letters of credit and similar instruments) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Company and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP.

“Consolidated Interest Coverage Ratio” means, with respect to the Company and its Subsidiaries for any date of computation thereof, the ratio of (a) Consolidated EBITDA for the Four-Quarter Period ending on or ended most recently prior to the date of computation thereof minus capital expenditures for such Four-Quarter Period to (b) Consolidated Forward Interest Charges for the Ensuing Twelve Month Period; provided that in measuring the Consolidated Interest Coverage Ratio (i) on the Amendment Effective Date, Amendment Effective Date EBITDA will be used in lieu of Consolidated EBITDA, and (ii) on any other date during a Four-Quarter Period that includes the Amendment Effective Date, Adjusted Consolidated EBITDA will be used in lieu of Consolidated EBITDA.

“Consolidated Leverage Ratio” means, with respect to the Company and its Subsidiaries for any date of computation thereof, the ratio of (a) Consolidated Funded Indebtedness as of such date of computation to (b) Consolidated EBITDA for the Four-Quarter Period ending on or ended most recently prior to the date of computation thereof; provided that in measuring the Consolidated Leverage Ratio (i) on the Amendment Effective Date, Amendment Effective Date EBITDA will be used in lieu of Consolidated EBITDA, and (ii) on any other date measuring Consolidated EBITDA for a Four-Quarter Period that includes the Amendment Effective Date, Adjusted Consolidated EBITDA will be used in lieu of Consolidated EBITDA.

“Consolidated Net Income” means, for any period, for the Company and its Subsidiaries on a consolidated basis, the net income of the Company and its Subsidiaries (excluding extraordinary gains and extraordinary losses) for that period.

“Consolidated Net Worth” means, as of any date of determination, for the Company and its Subsidiaries on a consolidated basis, Stockholders’ Equity of the Company and its Subsidiaries on that date.

“Consolidated Total Assets” means as of the date of any determination thereof, the net book value of all assets of the Company and its Subsidiaries as determined on a consolidated basis.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Credit Agreement” is defined in Recital C.

 “Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means with respect to the Notes, that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York, New York as its “base” or “prime” rate.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

“Ensuing Twelve Month Period” means, with respect to the calculation of Consolidated Forward Interest Charges, the period beginning on the date of measurement thereof and ending 365 or 366 days thereafter, as applicable.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials, air emissions and discharges to waste or public systems.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means  (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

“Event of Default” is defined in Section 14.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded SPS Subsidiaries” means each of AAA Aircraft Supply, LLC and Avibank Services, LLC.

 “Existing SPS Subsidiary Guaranty” means those certain Guaranty Agreements dated as of various dates executed by certain of SPS’ Subsidiaries in connection with the Old Note Agreements.

“Four-Quarter Period” means a period of four full consecutive fiscal quarters of the Company and its Subsidiaries, taken together as one accounting period.

 “GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means

(a)                                  the government of

(i)                                     the United States of America or any State or other political subdivision thereof, or

(ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b)                                 any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person.  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith unless the recourse of the creditor for such obligation is limited to property of such Person, in which case the amount of any Guarantee shall be deemed to be an amount equal to the lesser of the amount of the obligation determined in accordance with the first clause of this sentence or the fair market value of the property securing such obligation.  The term “Guarantee” as a verb has a corresponding meaning.

“Guaranty Joinder Agreement” means each Guaranty Joinder Agreement, substantially in the form thereof attached to the Subsidiary Guaranty, executed and delivered by a Subsidiary Guarantor to the Holders pursuant to Section 12.9 or otherwise.

“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or any other substances that pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polycholorinated biphenyls).

“Holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 16.1.

“Holders” is defined in Section 5.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)                                  all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)                                 all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)                                  net obligations of such Person under any Swap Contract;

(d)                                 all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(e)                                  indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)                                    the aggregate amount outstanding under all Permitted Receivables Purchase Facilities;

(g)                                 capital leases and Synthetic Lease Obligations; and

(h)                                 all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation, a limited partnership in which none of the Company or any of its Subsidiaries is a general partner or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.  The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.  The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Institutional Investor” means (a) any original Holder of a Note, and (b) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

“Investments” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IRS” means the United States Internal Revenue Service.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing), but not including the interest of a lessor under an operating lease.

“Make-Whole Amount” is defined in Section 11.7.

“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

“Material Senior Indebtedness” means, collectively or individually as the context may indicate, Indebtedness of the Company or any of its Subsidiaries incurred or outstanding under any of the Notes, the Public Notes, the Credit Agreement or any Permitted Receivables Purchase Facility, and any extension, refinancing or renewal thereof.

“Material Subsidiary” means each Domestic Subsidiary of the Company except (a) the Non-Core Subsidiaries, (b) the Permitted Receivables Subsidiaries, (c) the Excluded SPS Subsidiaries, (d) Frisa Wyman-Gordon, LLC, a Delaware limited liability coompany, (e) the Special Purpose Finance Subsidiaries and (f) any other Subsidiary of the Company the book value of whose total assets is less than $10,000,000; provided that the aggregate amount of total assets of all subsidiaries within this subclause (e) may not exceed $100,000,000 (and if so exceeding, the Company will identify Subsidiaries to be Material Subsidiaries and Subsidiary Guarantors sufficient so that, after so identifying, this proviso is satisfied); provided, further, that notwithstanding the foregoing, the term “Material Subsidiary” will have the meaning set forth in the Credit Agreement at all times during which the Company has obligations outstanding under the Credit Agreement.

 “Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“New Intercreditor Agreement” is defined in Recital F.

“New Public Notes” means the 5.60% Senior Notes of the Company due 2013 in the original maximum principal amount of $200,000,000 issued December 9, 2003 pursuant to the Public Indenture, including that certain Second Supplemental Indenture dated as of December 9, 2003.

“Non-Core Subsidiaries” means, individually or collectively as the context may indicate, the Subsidiaries listed on Schedule C and each of which comprise either the Company’s flow products business or SPS’s magnetic products business, as each is constituted on the Amendment Effective Date, without any merger into, consolidation with, acquisition by or material transfer of assets to any of such Subsidiaries after the Amendment Effective Date (other than any of such transactions between or among such Non-Core Subsidiaries).

“1996 Note Agreement” is defined in Recital A.

“1996 Notes” is defined in Recital A.

“1999 Note Agreement” is defined in Recital A.

“1999 Notes” is defined in Recital A.

“2000 Note Agreement” is defined in Recital A.

“2000 Notes” is defined in Recital A.

“Notes” is defined in Section 4.

“Officer’s Certificate” means a certificate of a Responsible Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“Old Intercreditor Agreement” is defined in Section 3.

“Other Holders” is defined in Section 5.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Company or any ERISA Affiliate or to which the Company or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permitted Receivables” means all obligations of any obligor (whether now existing or hereafter arising) under a contract for sale of goods or services by the Company or any of its Subsidiaries, which shall include any obligation of such obligor (whether now existing or hereafter arising) to pay interest, finance charges or amounts with respect thereto, and, with respect to any of the foregoing receivables or obligations, (a) all of the interest of the Company or any of its Subsidiaries in the goods (including returned goods) the sale of which gave rise to such receivable or obligation after the passage of title thereto to any obligor, (b) all other Liens and property subject thereto from time to time purporting to secure payment of such receivables or obligations, and (c) all guarantees, insurance, letters of credit and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such receivables or obligations.

“Permitted Receivables Purchase Facility” means (a) the facility established under the Amended and Restated Credit and Security Agreement entered into as of January 31, 2001 by and among Precision Receivables Corp., the Company, Blue Ridge Asset Funding Corporation and Wachovia Bank, N.A., and the documents related thereto or contemplated thereby, and (b) any agreement of the Company or any of its Permitted Receivables Subsidiaries providing for sales, transfers or conveyances of Permitted Receivables purporting to be sales (and considered sales under GAAP) that do not provide, directly or indirectly, for recourse against the seller of Permitted Receivables (or against any of such seller’s Affiliates) by way of a guaranty or any other support arrangement with respect to the amount of such Permitted Receivables (based on the financial condition or circumstances of the obligor thereunder), other than such limited recourse as is reasonable given market standards for transactions of a similar type, taking into account such factors as historical bad debt loss experience and obligor concentration levels.

“Permitted Receivables Subsidiary” means, individually or collectively as the context may indicate, each of Precision Receivables Corp., an Oregon corporation, and any other similar Subsidiary of the Company formed primarily for the purpose of being a borrower under a Permitted Receivables Purchase Facility.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Company or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Prepayment Date” is defined in Section 13.10.

“Prepayment Proceeds” is defined in Section 13.10.

 “property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Public Indenture” means that certain Indenture dated as of December 17, 1997, between the Company and Bank One Trust Company, N.A. (as successor to The First National Bank of Chicago), pursuant to which the Public Notes have been issued.

“Public Notes” means, collectively or individually as the context may indicate, each of (a) the 6.75% senior unsecured notes of the Company due 2007 in the original maximum principal amount of $150,000,000, all of which is outstanding on the date hereof, (b) the 8.75% senior unsecured notes of the Company due 2005 in the original maximum principal amount of $200,000,000, all of which is outstanding on the date hereof, and (c) the New Public Notes, all of which were issued pursuant to the Public Indenture.

 “Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Required Holders” means, at any time with respect to any of the Amended 1996 Notes, the Amended 1999 Notes and the Amended 2000 Notes, respectively, the Holders of at least 66 2/3% in principal amount of any such Amended 1996 Notes at the time outstanding or at least 61 2/3% in principal amount of any such Amended 1999 Notes and Amended 2000 Notes at the time outstanding, as the case may be (in each case, exclusive of Notes then owned by the Company or any of its Affiliates).

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of the Company.  Any document delivered hereunder that is signed by a Responsible Officer of the Company shall be conclusively presumed to have been authorized by all necessary corporate action on the part of the Company and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Company.

 “Securities Act” means the Securities Act of 1933, as amended from time to time.

“Special Purpose Finance Subsidiaries” means, individually or collectively as the context may indicate, any Subsidiary of the Company created solely for the purpose of, and whose sole activity shall consist of, acquiring and financing capital assets of the Company and its Subsidiaries; provided that the aggregate net book value of all assets of all such Special Purpose Finance Subsidiaries shall not at any time exceed $50,000,000.

“SPS” is defined in Recital A.

“Stockholders’ Equity” means, as of any date of determination for the Company and its Subsidiaries on a consolidated basis, stockholders’ equity as of that date determined in accordance with GAAP.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.

“Subsidiary Guarantor” means collectively or individually as the context may indicate, each of the Material Subsidiaries of the Company at the Amendment Effective Date (after giving effect to the Merger) and each other Person who becomes a party to the Subsidiary Guaranty (including by execution of a Guaranty Joinder Agreement).

“Subsidiary Guaranty” means that certain Subsidiary Guaranty Agreement dated as of the Amendment Effective Date among the initial Subsidiary Guarantors and the Holders, substantially in the form of Exhibit 2, as supplemented from time to time by the execution and delivery of Guaranty Joinder Agreements pursuant to Section 12.9 or otherwise.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and

(b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means , in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Term Indebtedness” means, collectively, the Indebtedness incurred by the Company under (a) this Agreement as evidenced by the Notes and (b) any other term Indebtedness under the Credit Agreement at any date of determination thereof.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

EXHIBIT 1-A

[FORM OF AMENDED 1996 SERIES A NOTE]

PRECISION CASTPARTS CORP.

7.88% AMENDED 1996 SERIES A SENIOR NOTE DUE 2011

No. [ ]	December 9, 2003
$[ ]	New York, New York
PPN [ ]

FOR VALUE RECEIVED, the undersigned, PRECISION CASTPARTS CORP. (herein called the “Company”), a corporation organized and existing under the laws of the State of Oregon, hereby promises to pay to [                        ], or registered assigns, the principal sum of [                                                   ] DOLLARS on July 1, 2011, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 7.88% per annum from the date hereof, payable semiannually, on the 1st day of January and July in each year, commencing with the January 1 or July 1 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Amended Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 9.88% or (ii) 2% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York (or its successor) from time to time in New York, New York as its “base” or “prime” rate.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office in New York, New York of Morgan Guaranty Trust Company of New York (or its successor) or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Amended Note Purchase Agreement referred to below.

This Note is one of the duly authorized 7.88% Amended 1996 Series A Senior Notes due 2011 (herein called the “Notes”) issued pursuant to the Amended and Restated Note Purchase Agreement, dated as of December 9, 2003 (as from time to time amended, the “Amended Note Purchase Agreement”), between the Company and the respective Holders named therein and is entitled to the benefits thereof.

This Note is a registered Note and, as provided in the Amended Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note of the same series for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

The Company will make required prepayments of principal on the dates and in the amounts specified in the Amended Note Purchase Agreement.  This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Amended Note Purchase Agreement, but not otherwise.

If an Event of Default, as defined in the Amended Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Amended Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

PRECISION CASTPARTS CORP.

By
Geoffrey A. Hawkes
Treasurer

2

EXHIBIT 1-B

[FORM OF AMENDED 1996 SERIES B NOTE]

PRECISION CASTPARTS CORP.

7.70% AMENDED 1996 SERIES B SENIOR NOTE DUE 2011

No. [ ]	December 9, 2003
$[ ]	New York, New York
PPN [ ]

FOR VALUE RECEIVED, the undersigned, PRECISION CASTPARTS CORP. (herein called the “Company”), a corporation organized and existing under the laws of the State of Oregon, hereby promises to pay to [                          ], or registered assigns, the principal sum of [                                                    ] DOLLARS on July 1, 2011, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 7.70% per annum from the date hereof, payable semiannually, on the 1st day of January and July in each year, commencing with the January 1 or July 1 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Amended Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 9.70% or (ii) 2% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York (or its successor) from time to time in New York, New York as its “base” or “prime” rate.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office in New York, New York of Morgan Guaranty Trust Company of New York (or its successor) or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Amended Note Purchase Agreement referred to below.

This Note is one of the duly authorized 7.70% Amended 1996 Series B Senior Notes due 2011 (herein called the “Notes”) issued pursuant to the Amended and Restated Note Purchase Agreement, dated as of December 9, 2003 (as from time to time amended, the “Amended Note Purchase Agreement”), between the Company and the respective Holders named therein and is entitled to the benefits thereof.

This Note is a registered Note and, as provided in the Amended Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note of the same series for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

The Company will make required prepayments of principal on the dates and in the amounts specified in the Amended Note Purchase Agreement.  This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Amended Note Purchase Agreement, but not otherwise.

If an Event of Default, as defined in the Amended Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Amended Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

PRECISION CASTPARTS CORP.

By
Geoffrey A. Hawkes
Treasurer

2

EXHIBIT 1-C

[FORM OF AMENDED 1999 SERIES A NOTE]

PRECISION CASTPARTS CORP.

7.85% AMENDED 1999 SERIES A SENIOR NOTE DUE 2014

No. [ ]	December 9, 2003
$[ ]	New York, New York
PPN [ ]

FOR VALUE RECEIVED, the undersigned, PRECISION CASTPARTS CORP. (herein called the “Company”), a corporation organized and existing under the laws of the State of Oregon, hereby promises to pay to [                       ], or registered assigns, the principal sum of [                                           ] DOLLARS on August 1, 2014, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 7.85% per annum from the date hereof, payable semiannually, on the 1st day of February and August in each year, commencing with the February 1 or August 1 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Amended Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 9.85% or (ii) 2% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York (or its successor) from time to time in New York, New York as its “base” or “prime” rate.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office in New York, New York of Morgan Guaranty Trust Company of New York (or its successor) or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Amended Note Purchase Agreement referred to below.

This Note is one of the duly authorized 7.85% Amended 1999 Series A Senior Notes due 2014 (herein called the “Notes”) issued pursuant to the Amended and Restated Note Purchase Agreement, dated as of December 9, 2003 (as from time to time amended, the “Amended Note Purchase Agreement”), between the Company and the respective Holders named therein and is entitled to the benefits thereof.

This Note is a registered Note and, as provided in the Amended Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note of the same series for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

The Company will make required prepayments of principal on the dates and in the amounts specified in the Amended Note Purchase Agreement.  This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Amended Note Purchase Agreement, but not otherwise.

If an Event of Default, as defined in the Amended Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Amended Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

PRECISION CASTPARTS CORP.

By
Geoffrey A. Hawkes
Treasurer

2

EXHIBIT 1-D

[FORM OF AMENDED 1999 SERIES B NOTE]

PRECISION CASTPARTS CORP.

7.75% AMENDED 1999 SERIES B SENIOR NOTE DUE 2009

No. [ ]	December 9, 2003
$[ ]	New York, New York
PPN [ ]

FOR VALUE RECEIVED, the undersigned, PRECISION CASTPARTS CORP. (herein called the “Company”), a corporation organized and existing under the laws of the State of Oregon, hereby promises to pay to [                      ], or registered assigns, the principal sum of [                                                      ] DOLLARS on August 1, 2009, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 7.75% per annum from the date hereof, payable semiannually, on the 1st day of February and August in each year, commencing with the February 1 or August 1 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Amended Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 9.75% or (ii) 2% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York (or its successor) from time to time in New York, New York as its “base” or “prime” rate.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office in New York, New York of Morgan Guaranty Trust Company of New York (or its successor) or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Amended Note Purchase Agreement referred to below.

This Note is one of the duly authorized 7.75% Amended 1999 Series B Senior Notes due 2009 (herein called the “Notes”) issued pursuant to the Amended and Restated Note Purchase Agreement, dated as of December 9, 2003 (as from time to time amended, the “Amended Note Purchase Agreement”), between the Company and the respective Holders named therein and is entitled to the benefits thereof.

This Note is a registered Note and, as provided in the Amended Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note of the same series for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

The Company will make required prepayments of principal on the dates and in the amounts specified in the Amended Note Purchase Agreement.  This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Amended Note Purchase Agreement, but not otherwise.

If an Event of Default, as defined in the Amended Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Amended Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

PRECISION CASTPARTS CORP.

By
Geoffrey A. Hawkes
Treasurer

2

EXHIBIT 1-E

[FORM OF AMENDED 2000 NOTE]

PRECISION CASTPARTS CORP.

8.37% AMENDED 2000 SERIES A SENIOR NOTE DUE 2010

No. [ ]	December 9, 2003
$[ ]	New York, New York
PPN [ ]

FOR VALUE RECEIVED, the undersigned, PRECISION CASTPARTS CORP. (herein called the “Company”), a corporation organized and existing under the laws of the State of Oregon, hereby promises to pay to [                      ], or registered assigns, the principal sum of [                                                ] DOLLARS on February 25, 2010, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 8.37% per annum from the date hereof, payable semiannually, on the 25th day of February and August in each year, commencing August 25, 2000, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Amended Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 10.37% or (ii) 2% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York (or its successor) from time to time in New York, New York as its “base” or “prime” rate.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office in New York, New York of Morgan Guaranty Trust Company of New York (or its successor) or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Amended Note Purchase Agreement referred to below.

This Note is one of the duly authorized 8.37% Amended 2000 Series A Senior Notes due 2010 (herein called the “Notes”) issued pursuant to the Amended and Restated Note Purchase Agreement, dated as of December 9, 2003 (as from time to time amended, the “Amended Note Purchase Agreement”), between the Company and the respective Holders named therein and is entitled to the benefits thereof.

This Note is a registered Note and, as provided in the Amended Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

The Company will make required prepayments of principal on the dates and in the amounts specified in the Amended Note Purchase Agreement.  This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Amended Note Purchase Agreement, but not otherwise.

If an Event of Default, as defined in the Amended Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Amended Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Oregon excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

PRECISION CASTPARTS CORP.

By
Geoffrey A. Hawkes
Treasurer

2

EXHIBIT 2

[FORM OF SUBSIDIARY GUARANTY]

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (this “Guaranty Agreement”), dated as of December 9, 2003, is made by EACH OF THE UNDERSIGNED AND EACH OTHER PERSON WHO SHALL BECOME A PARTY HERETO BY EXECUTION OF A GUARANTY JOINDER AGREEMENT (each a “Guarantor” and collectively the “Guarantors”) to each of the holders of Notes under the Amended Note Agreement (defined below) on the date hereof and from time to time hereafter (all such holders being collectively referred to herein as the “Holders”).  All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Amended Note Agreement referred to below.

RECITALS

A.                                   PRECISION CASTPARTS CORP.,  an Oregon corporation (the “Company”), has entered into an Amended and Restated Note Purchase Agreement dated as of December 9, 2003 with each of the holders named on the signature pages thereof (as from time to time amended, modified, supplemented or restated, the “Amended Note Agreement”).

B.                                     Pursuant to the terms of the Amended Note Agreement, the Company has issued the Notes to the Holders.

C.                                     Each Guarantor is, directly or indirectly, a Subsidiary of the Company and will materially benefit from the issuance of the Notes to the Holders pursuant to the terms of the Amended Note Agreement.

D.                                    Each Guarantor is required to enter into this Guaranty Agreement pursuant to the terms of the Amended Note Agreement.

E.                                      A material part of the consideration given in connection with and as an inducement to the execution and delivery of the Amended Note Agreement by the Holders was the obligation of the Company to cause each Guarantor to enter into this Guaranty Agreement, and the Holders are unwilling to enter into the Amended Note Agreement unless the Guarantors enter into this Guaranty Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

1.                                      Guaranty.  Each Guarantor hereby jointly and severally, unconditionally, absolutely, continually and irrevocably guarantees to the Holders the payment and performance in full of the Company’s Liabilities (as defined below).  For all purposes of this Guaranty

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Agreement, “Company’s Liabilities” means:  (a) the Company’s prompt payment in full, when due or declared due and at all such times, of all amounts payable by the Company under the Notes, whether for principal, interest or Make-Whole Amount, and the Amended Note Agreement, including without limitation all fees and expenses payable by the Company thereunder and all expenses incurred by any Holder in enforcing any rights under the Notes, the Amended Note Agreement or this Guaranty Agreement; and (b) the Company’s prompt, full and faithful performance, observance and discharge of each and every agreement, undertaking, covenant and provision to be performed, observed or discharged by the Company under the Notes and the Amended Note Agreement.  The Guarantors’ obligations to the Holders under this Guaranty Agreement are hereinafter collectively referred to as the “Guarantors’ Obligations” and, with respect to each Guarantor individually, the “Guarantor’s Obligations”.  Notwithstanding the foregoing, the liability of each Guarantor individually with respect to its Guarantor’s Obligations shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.

Each Guarantor agrees that it is jointly and severally, directly and primarily liable (subject to the limitation in the immediately preceding sentence) for the Company’s Liabilities.

2.                                      Payment.                                              If the Company shall default in payment or performance of any of the Company’s Liabilities, whether principal, interest, Make-Whole Amount, or otherwise, when and as the same shall become due, and after expiration of any applicable grace period, whether according to the terms of the Amended Note Agreement, by acceleration, or otherwise, or upon the occurrence and during the continuance of any Event of Default under the Amended Note Agreement, then any or all of the Guarantors will, upon demand thereof by the Required Holders, as the case may be, fully pay to Holders, subject to any restriction on each Guarantor’s Obligations set forth in Section 1 hereof, an amount equal to all the Company’s Liabilities then due and owing.

3.                                      Absolute Rights and Obligations.  This is a guaranty of payment and not of collection.  The Guarantors’ Obligations under this Guaranty Agreement shall be joint and several, absolute and unconditional irrespective of, and each Guarantor hereby expressly waives, to the extent permitted by law, any defense to its obligations under this Guaranty Agreement and all to which it is a party by reason of:

(a)                                  any lack of legality, validity or enforceability of the Amended Note Agreement, of any of the Notes, or of any other agreement or instrument creating, providing security for, or otherwise relating to any of the Guarantors’ Obligations, any of the Company’s Liabilities, or any other guaranty of any of the Company’s Liabilities (the Amended Note Agreement, the Notes and all such other agreements and instruments being collectively referred to as the “Related Agreements”);

(b)                                 any action taken under any of the Related Agreements, any exercise of any right or power therein conferred, any failure or omission to enforce any right conferred thereby, or any waiver of any covenant or condition therein provided;

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(c)                                  any acceleration of the maturity of any of the Company’s Liabilities, of the Guarantor’s Obligations of any other Guarantor, or of any other obligations or liabilities of any Person under any of the Related Agreements;

(d)                                 any release, exchange, non-perfection, lapse in perfection, disposal, deterioration in value, or impairment of any security for any of the Company’s Liabilities, for any of the Guarantor’s Obligations of any Guarantor, or for any other obligations or liabilities of any Person under any of the Related Agreements;

(e)                                  any dissolution of the Company or any Guarantor or any other party to a Related Agreement, or the combination or consolidation of the Company or any Guarantor or any other party to a Related Agreement into or with another entity or any transfer or disposition of any assets of the Company or any Guarantor or any other party to a Related Agreement;

(f)                                    any extension (including without limitation extensions of time for payment), renewal, amendment, restructuring or restatement of, any acceptance of late or partial payments under, or any change in the amount of any borrowings or any credit facilities available under, the Amended Note Agreement, any of the Notes or any other Related Agreement, in whole or in part;

(g)                                 the existence, addition, modification, termination, reduction or impairment of value, or release of any other guaranty (or security therefor) of the Company’s Liabilities (including without limitation the Guarantor’s Obligations of any other Guarantor and obligations arising under any other guaranty now or hereafter in effect);

(h)                                 any waiver of, forbearance or indulgence under, or other consent to any change in or departure from any term or provision contained in the Amended Note Agreement or any other Related Agreement, including without limitation any term pertaining to the payment or performance of any of the Company’s Liabilities, any of the Guarantor’s Obligations of any other Guarantor, or any of the obligations or liabilities of any party to any other Related Agreement; and

(i)                                     any other circumstance whatsoever (with or without notice to or knowledge of any Guarantor) which may or might in any manner or to any extent vary the risks of such Guarantor, or might otherwise constitute a legal or equitable defense available to, or discharge of, a surety or a guarantor, including without limitation any right to require or claim that resort be had to the Company or any other Guarantor or to any collateral in respect of the Company’s Liabilities or Guarantors’ Obligations, other than the indefeasible payment in full of the Company’s Liabilities and the Guarantors’ Obligations.

It is the express purpose and intent of the parties hereto that this Guaranty Agreement and the Guarantors’ Obligations hereunder and under each Guaranty Joinder Agreement shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment as herein provided.

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4.                                      Currency and Funds of Payment.  All Guarantors’ Obligations will be paid in lawful currency of the United States of America and in immediately available funds, regardless of any law, regulation or decree now or hereafter in effect that might in any manner affect the Company’s Liabilities, or the rights of any Holder with respect thereto as against the Company, or cause or permit to be invoked any alteration in the time, amount or manner of payment by the Company of any or all of the Company’s Liabilities.

5.                                      Events of Default.  Without limiting the provisions of Section 2 hereof, in the event that there shall occur and be continuing an Event of Default, then notwithstanding any collateral or other security or credit support for the Company’s Liabilities, at the election of the Required Holders, as the case may be, and without notice thereof or demand therefor, the Guarantors’ Obligations shall immediately be and become due and payable.

6.                                      Subordination.  Until this Guaranty Agreement is terminated in accordance with Section 22 hereof, each Guarantor hereby unconditionally subordinates all present and future debts, liabilities or obligations now or hereafter owing to such Guarantor (a) of the Company, to the payment in full of the Company’s Liabilities, (b) of every other Guarantor (an “obligated guarantor”), to the payment in full of the Guarantors’ Obligations of such obligated guarantor, and (c) of the Company or any other Person now or hereafter constituting a Guarantor (each of the foregoing in this clause (c) being a “Loan Party” and collectively the “Loan Parties”), to the payment in full of the obligations of such Loan Party owing to any Holder and arising under the Related Agreements.  All amounts due under such subordinated debts, liabilities, or obligations shall, upon the occurrence and during the continuance of an Event of Default, be collected and, upon request by the Required Holders, as the case may be, paid over forthwith to the respective Holders on account of the Company’s Liabilities, the Guarantors’ Obligations, or such other obligations, as applicable, and, after such request and pending such payment, shall be held by such Guarantor as agent and bailee of the Holders separate and apart from all other funds, property and accounts of such Guarantor.

7.                                      Suits.  Each Guarantor from time to time shall pay to the Holders, as the case may be, on demand, at each Holder’s respective address set forth in Schedule A to the Amended Note Agreement or such other address as any Holder shall give notice of to such Guarantor, the Guarantors’ Obligations as they become or are declared due, and in the event such payment is not made forthwith, any of the Holders may proceed to suit against any one or more or all of the Guarantors.  At the election of the Required Holders, one or more and successive or concurrent suits may be brought hereon by any Holder against any one or more or all of the Guarantors, whether or not suit has been commenced against the Company, any other Guarantor, or any other Person and whether or not the Holders have taken or failed to take any other action to collect all or any portion of the Company’s Liabilities or have taken or failed to take any actions against any collateral securing payment or performance of all or any portion of the Company’s Liabilities, and irrespective of any event, occurrence, or condition described in Section 3 hereof.

8.                                      Waiver.  Each Guarantor waives any right to assert against any Holder as a defense, counterclaim, set-off, recoupment or cross claim in respect of its Guarantor’s Obligations, any defense (legal or equitable) or other claim which such Guarantor may now or at

4

any time hereafter have against the Company or any or all of the Holders without waiving any additional defenses, set-offs, counterclaims or other claims otherwise available to such Guarantor.

9.                                      Waiver of Notice; Subrogation.

(a)                                  Each Guarantor hereby waives to the extent permitted by law notice of the following events or occurrences:  (i) acceptance of this Guaranty Agreement; (ii) any Holder heretofore, now or from time to time hereafter loaning monies or giving or extending credit to or for the benefit of the Company, whether pursuant to the Amended Note Agreement or the Notes or any other Related Agreement or any amendments, modifications, or supplements thereto, or replacements or extensions thereof; (iii) presentment, demand, default, non-payment, partial payment and protest; and (iv) any other event, condition, or occurrence described in Section 3 hereof.  Each Guarantor agrees that each Holder may heretofore, now or at any time hereafter do any or all of the foregoing in such manner, upon such terms and at such times as each Holder, in its sole and absolute discretion, deems advisable, without in any way or respect impairing, affecting, reducing or releasing such Guarantor from its Guarantor’s Obligations, and each Guarantor hereby consents to each and all of the foregoing events or occurrences.

(b)                                 Each Guarantor hereby agrees that payment or performance by such Guarantor of its Guarantor’s Obligations under this Guaranty Agreement may be enforced by any Holder without any such Holder being required, such Guarantor expressly waiving to the extent permitted by law any right it may have to require any such Holder to (i) prosecute collection or seek to enforce or resort to any remedies against the Company or any other Guarantor or any other guarantor of the Company’s Liabilities, or (ii) seek to enforce or resort to any remedies with respect to any security interests, Liens or encumbrances granted to any Holder or other party to a Related Agreement by the Company, any other Guarantor or any other Person on account of the Company’s Liabilities or any guaranty thereof, IT BEING EXPRESSLY UNDERSTOOD, ACKNOWLEDGED AND AGREED TO BY SUCH GUARANTOR THAT DEMAND UNDER THIS GUARANTY AGREEMENT MAY BE MADE BY ANY HOLDER, AND THE PROVISIONS HEREOF ENFORCED BY ANY HOLDER, EFFECTIVE AS OF THE FIRST DATE ANY EVENT OF DEFAULT OCCURS AND IS CONTINUING UNDER THE AMENDED NOTE AGREEMENT.

(c)                                  Each Guarantor further agrees with respect to this Guaranty Agreement that it shall have no right of subrogation, reimbursement, contribution or indemnity, nor any right of recourse to security for the Company’s Liabilities unless and until 93 days immediately following the Note Termination Date (as defined below) shall have elapsed without the filing or commencement, by or against any Loan Party, of any state or federal action, suit, petition or proceeding seeking any reorganization, liquidation or other relief or arrangement in respect of creditors of, or the appointment of a receiver, liquidator, trustee or conservator in respect to, such Loan Party or its assets.  This waiver is expressly intended to prevent the existence of any claim in respect to such subrogation,

5

reimbursement, contribution or indemnity by any Guarantor against the estate of any other Loan Party within the meaning of Section 101 of the Bankruptcy Code, in the event of a subsequent case involving any other Loan Party.  If an amount shall be paid to any Guarantor on account of such rights at any time prior to termination of this Guaranty Agreement in accordance with the provisions of Section 22 hereof, such amount shall be held in trust for the benefit of the Holders and shall forthwith be paid to the Holders in accordance with the terms of the Amended Note Agreement or otherwise as the Holders may elect.  The agreements in this subsection shall survive repayment of all of the Guarantors’ Obligations, the termination or expiration of this Guaranty Agreement in any manner, including but not limited to termination in accordance with Section 22 hereof, and occurrence of the Note Termination Date.  For purposes of this Guaranty Agreement, “Note Termination Date” means the date as of which all of the following shall have occurred:  (i) the Company shall have made final payment in full of all principal amounts outstanding under the Notes, together with all accrued and unpaid interest and Make-Whole Amounts due thereon; and (ii) the Company and each other Loan Party shall have fully, finally and irrevocably paid and satisfied in full all of their respective obligations and liabilities arising under the Related Agreements.

10.                               Effectiveness.  This Guaranty Agreement shall be effective as of the date first above written and shall continue in full force and effect until termination in accordance with Section 22 hereof.

11.                               Representations and Warranties.  Each Guarantor warrants and represents to the Holders that it is duly authorized to execute and deliver this Guaranty Agreement (or the Guaranty Joinder Agreement to which it is a party, as applicable), and to perform its obligations under this Guaranty Agreement, that this Guaranty Agreement (or the Guaranty Joinder Agreement to which it is a party, as applicable) has been duly executed and delivered on behalf of such Guarantor by its duly authorized representatives; that this Guaranty Agreement (and any Guaranty Joinder Agreement to which such Guarantor is a party) is legal, valid, binding and enforceable against such Guarantor in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles; and that such Guarantor’s execution, delivery and performance of this Guaranty Agreement (and any Guaranty Joinder Agreement to which such Guarantor is a party) do not violate or constitute a breach of any of its certificate or articles of incorporation, bylaws, certificate or articles of formation, operating agreement or other organizational documents, any agreement or instrument to which such Guarantor is a party, or any law, order, regulation, decree or award of any governmental authority or arbitral body to which it or its properties or operations is subject.

12.                               Expenses.  Each Guarantor agrees to be jointly and severally liable for the payment of all reasonable fees and expenses, including reasonable attorney costs, incurred by any Holder in connection with the enforcement of this Guaranty Agreement, whether or not suit be brought.

13.                               Reinstatement.  Each Guarantor agrees that this Guaranty Agreement shall continue to be effective or be reinstated, as the case may be, at any time payment received by any

6

Holder in respect of any Company’s Liabilities is rescinded or must be restored for any reason, or is repaid by any Holder in whole or in part in good faith settlement of any pending or threatened avoidance claim.

14.                               [Reserved].

15.                               Reliance.  Each Guarantor represents and warrants to the Holders that:  (a) such Guarantor has adequate means to obtain on a continuing basis (i) from the Company, information concerning the Company and the Company’s financial condition and affairs and (ii) from other reliable sources such other information as it deems material in deciding to provide this Guaranty Agreement and any Guaranty Joinder Agreement (“Other Information”), and has full and complete access to the Company’s books and records and to such Other Information; (b) such Guarantor is not relying on any Holder or its or their employees, directors, agents or other representatives or Affiliates, to provide any such information, now or in the future; (c) such Guarantor has been furnished with and reviewed the terms of the Amended Note Agreement and such other Related Agreements as it has requested, is executing this Guaranty Agreement (or the Guaranty Joinder Agreement to which it is a party, as applicable) freely and deliberately, and understands the obligations and financial risk undertaken by providing this Guaranty Agreement (and any Guaranty Joinder Agreement); (d) such Guarantor has relied solely on the Guarantor’s own independent investigation, appraisal and analysis of the Company, the Company’s financial condition and affairs, the “Other Information”, and such other matters as it deems material in deciding to provide this Guaranty Agreement (and any Guaranty Joinder Agreement) and is fully aware of the same; and (e) such Guarantor has not depended or relied on any Holder or its or their employees, directors, agents or other representatives or Affiliates, for any information whatsoever concerning the Company or the Company’s financial condition and affairs or any other matters material to such Guarantor’s decision to provide this Guaranty Agreement (and any Guaranty Joinder Agreement), or for any counseling, guidance, or special consideration or any promise therefor with respect to such decision.  Each Guarantor agrees that no Holder has any duty or responsibility whatsoever, now or in the future, to provide to such Guarantor any information concerning the Company or the Company’s financial condition and affairs, or any Other Information, other than as expressly provided herein, and that, if such Guarantor receives any such information from any Holder or its or their employees, directors, agents or other representatives or Affiliates, such Guarantor will independently verify the information and will not rely on any Holder or its or their employees, directors, agents or other representatives or Affiliates, with respect to such information.

16.                               Survival of Representations and Warranties.  All representations and warranties contained herein shall survive the delivery of documents and any extension of credit referred to herein or guaranteed hereby.

17.                               Entire Agreement.  This Guaranty Agreement and each Guaranty Joinder Agreement, together with the Amended Note Agreement and the other Related Agreements, constitute and express the entire understanding between the parties hereto with respect to the subject matter hereof, and supersede all prior negotiations, agreements, understandings, inducements, commitments or conditions, express or implied, oral or written, except as herein contained.  The express terms hereof control and supersede any course of performance or usage

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of the trade inconsistent with any of the terms hereof.  Except as provided in Section 22, neither this Guaranty Agreement nor any Guaranty Joinder Agreement nor any portion or provision hereof or thereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than as provided in the Amended Note Agreement.

18.                               Binding Agreement; Assignment.  This Guaranty Agreement, each Guaranty Joinder Agreement and the terms, covenants and conditions hereof and thereof shall be binding upon and inure to the benefit of the parties hereto and thereto, and to their respective heirs, legal representatives, successors and assigns; provided, however, that no Guarantor shall be permitted to assign any of its rights, powers, duties or obligations under this Guaranty Agreement, any Guaranty Joinder Agreement or any other interest herein or therein without the prior written consent of the Required Holders, as the case may be.  Without limiting the generality of the foregoing sentence of this Section 18, any Holder may transfer to one or more Persons all or any part of its rights and obligations under the Amended Note Agreement and the Notes (to the extent permitted by the Amended Note Agreement); and to the extent of any such transfer such other Person shall, to the fullest extent permitted by law, thereupon become vested with all the benefits in respect thereof granted to such Holder herein or otherwise, subject, however, to the provisions of the Amended Note Agreement, including Section 16.2.

19.       [Reserved].

20.                               Severability.  The provisions of this Guaranty Agreement are independent of and separable from each other.  If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Guaranty Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

21.                               Counterparts.  This Guaranty Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Guaranty Agreement to produce or account for more than one such counterpart executed by the Guarantor against whom enforcement is sought.

22.                               Termination.

(a)                                  Subject to reinstatement pursuant to Section 13 hereof, this Guaranty Agreement and each Guaranty Joinder Agreement, and all of the Guarantors’ Obligations hereunder (excluding those Guarantors’ Obligations relating to Company’s Liabilities that expressly survive such termination) shall terminate without delivery of any instrument or performance of any act by any party on the Note Termination Date.

(b)                                 With respect to the Guarantor’s Obligations of any Guarantor Disposed of in accordance with the Amended Note Agreement, the Guarantor’s Obligations of such Guarantor shall terminate upon the consummation of the Disposition of such Guarantor in accordance with the terms of the Amended Note Agreement.

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23.                               Remedies Cumulative; Late Payments.  All remedies hereunder are cumulative and are not exclusive of any other rights and remedies of any Holder provided by law or under the Amended Note Agreement, the other Related Agreements or other applicable agreements or instruments.  The entering into of the Amended Note Agreement by the Holders shall be conclusively presumed to have been made or extended, respectively, in reliance upon each Guarantor’s guaranty of the Company’s Liabilities pursuant to the terms hereof.  Any amounts not paid when due under this Guaranty Agreement shall bear interest at the Default Rate.

24.                               Notices.  Any notice required or permitted hereunder or under any Guaranty Joinder Agreement shall be given, (a) with respect to each Guarantor, at the address of the Company indicated at the beginning of the Amended Note Agreement and (b) with respect to any Holder, at the Holder’s address for notices as set forth in Schedule A to the Amended Note Agreement.  All such addresses may be modified, and all such notices shall be given and shall be effective, as provided in Section 21 of the Amended Note Agreement for the giving and effectiveness of notices and modifications of addresses thereunder.

25.                               Joinder.  Each Person who shall at any time execute and deliver to the Holders a Guaranty Joinder Agreement substantially in the form attached as Exhibit A hereto shall thereupon irrevocably, absolutely and unconditionally become a party hereto and obligated hereunder as a Guarantor, and all references herein and in the other Related Agreements to the Guarantors or to the parties to this Guaranty Agreement shall be deemed to include such Person as a Guarantor hereunder.

26.                               Governing Law; Venue; Waiver of Jury Trial.

(a)                                  THIS GUARANTY AGREEMENT AND EACH GUARANTY JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

(b)                                  EACH GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY AGREEMENT OR ANY GUARANTY JOINDER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS GUARANTY AGREEMENT OR A GUARANTY JOINDER AGREEMENT, SUCH GUARANTOR EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS GENERALLY AND

9

UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

(c)                                  EACH GUARANTOR AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS FOR NOTICES TO SUCH GUARANTOR IN EFFECT PURSUANT TO SECTION 24 HEREOF, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF NEW YORK.

(d)                                  NOTHING CONTAINED IN SUBSECTIONS (b) or (c) HEREOF SHALL PRECLUDE ANY HOLDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY AGREEMENT OR ANY GUARANTY JOINDER AGREEMENT OR ANY OTHER RELATED AGREEMENT IN THE COURTS OF ANY JURISDICTION WHERE ANY GUARANTOR OR ANY OF SUCH GUARANTOR’S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED.  TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, OBJECTION TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY ANY SUCH OTHER COURT OR COURTS WHICH NOW OR HEREAFTER MAY BE AVAILABLE UNDER APPLICABLE LAW.

(e)                                  IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS GUARANTY AGREEMENT OR ANY GUARANTY JOINDER AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, EACH GUARANTOR AND THE HOLDERS HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT ANY SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION, SUIT OR PROCEEDING.

(f)                                    EACH GUARANTOR HEREBY EXPRESSLY WAIVES ANY OBJECTION IT MAY HAVE THAT ANY COURT TO WHOSE JURISDICTION IT HAS SUBMITTED PURSUANT TO THE TERMS HEREOF IS AN INCONVENIENT FORUM.

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Guaranty Agreement as of the day and year first written above.

[Signature Pages Follow]

GUARANTORS:

PCC STRUCTURALS, INC.

By:
Name:	Geoffrey A. Hawkes
Title:	Treasurer

PCC AIRFOILS LLC

By:
Name:	Geoffrey A. Hawkes
Title:	Treasurer

PCC SPECIALTY PRODUCTS, INC.

By:
Name:	Geoffrey A. Hawkes
Title:	Treasurer

J&L FIBER SERVICES, INC.

By:
Name:	Geoffrey A. Hawkes
Title:	Treasurer

ADVANCED FORMING TECHNOLOGY, INC.

By:
Name:	Geoffrey A. Hawkes
Title:	Treasurer

WYMAN-GORDON COMPANY

By:
Name:	Geoffrey A. Hawkes
Title:	Treasurer

PRECISION FOUNDERS INC.

By:
Name:	Geoffrey A. Hawkes
Title:	Treasurer

WYMAN GORDON FORGINGS (CLEVELAND), INC.

By:
Name:	Geoffrey A. Hawkes
Title:	Treasurer

WYMAN-GORDON FORGINGS LP

By WGF I LLC, its General Partner

By:
Name:	Geoffrey A. Hawkes
Title:	Treasurer

WYMAN-GORDON INVESTMENT CASTINGS, INC.

By:
Name:	Geoffrey A. Hawkes
Title:	Treasurer

SPS TECHNOLOGIES, LLC
(f/k/a STAR ACQUISITION, LLC)

By:
Name:	Geoffrey A. Hawkes
Title:	Treasurer

PCC COMPOSITES, INC.

By:
Name:	Geoffrey A. Hawkes
Title:	Treasurer

CARMET INVESTORS, INC.

By:
Name:	Geoffrey A. Hawkes
Title:	Treasurer

CARMET COMPANY

By:
Name:	Geoffrey A. Hawkes
Title:	Treasurer

WG WASHINGTON STREET LLC

By:
Name:	Geoffrey A. Hawkes
Title:	Treasurer

WGF I LLC

By:
Name:	Geoffrey A. Hawkes
Title:	Treasurer

WGF II LLC

By:
Name:	Geoffrey A. Hawkes
Title:	Treasurer

WG FORGINGS 3 LLC

By:
Name:	Geoffrey A. Hawkes
Title:	Treasurer

WG FORGINGS 2 LLC

By:
Name:	Geoffrey A. Hawkes
Title:	Treasurer

INTERNATIONAL EXTRUDED PRODUCTS, LLC

By:
Name:	Geoffrey A. Hawkes
Title:	Treasurer

CANNON-MUSKEGON CORPORATION

By:
Name:	Geoffrey A. Hawkes
Title:	Treasurer

GREENVILLE METALS, INC.

By:
Name:	Geoffrey A. Hawkes
Title:	Treasurer

GREER STOP NUT, INC.

By:
Name:	Geoffrey A. Hawkes
Title:	Treasurer

HOWELL PENNCRAFT, INC.

By:
Name:	Geoffrey A. Hawkes
Title:	Treasurer

M. ARGUESO & CO., INC.

By:
Name:	Geoffrey A. Hawkes
Title:	Treasurer

METALAC FASTENERS, INC.

By:
Name:	Geoffrey A. Hawkes
Title:	Treasurer

NSS TECHNOLOGIES, INC.

By:
Name:	Geoffrey A. Hawkes
Title:	Treasurer

SPS INTERNATIONAL INVESTMENT COMPANY

By:
Name:	Geoffrey A. Hawkes
Title:	Treasurer

SPS TECHNOLOGIES WATERFORD COMPANY

By:
Name:	Geoffrey A. Hawkes
Title:	Treasurer

EXHIBIT 3

UNBRAKO, LLC

By:
Name:	Geoffrey A. Hawkes
Title:	Treasurer

AVIBANK MFG., INC.

By:
Name:	Geoffrey A. Hawkes
Title:	Treasurer

EXHIBIT A

Form of Guaranty Joinder Agreement

GUARANTY JOINDER AGREEMENT

THIS GUARANTY JOINDER AGREEMENT (the “Guaranty Joinder Agreement”), dated as of                           , 20     is made by                                                               , a                                  (the “Joining Guarantor”) pursuant to the terms of that certain Amended Note Agreement (as amended, supplemented or restated from time to time, the “Amended Note Agreement”), dated as of December 9, 2003, by and among Precision Castparts Corp., an Oregon corporation (the “Company”), and the Holders (as defined therein) party thereto.  All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Amended Note Agreement.

A.                                    The Joining Guarantor is a Subsidiary and required by the terms of the Amended Note Agreement to become a “Guarantor” under the Amended Note Agreement and be joined as a party to the Subsidiary Guaranty.

B.                                    The Joining Guarantor will materially benefit directly and indirectly from the issuance of the Notes to the Holders pursuant to the Amended Note Agreement;

NOW, THEREFORE, the Joining Guarantor hereby agrees as follows, for the benefit of the Holders:

1.                                      Joinder.  The Joining Guarantor hereby irrevocably, absolutely and unconditionally becomes a party to the Subsidiary Guaranty as a Guarantor and bound by all the terms, conditions, obligations, liabilities and undertakings of each Guarantor or to which each Guarantor is subject thereunder, including without limitation the joint and several, unconditional, absolute, continuing and irrevocable guarantee to the Holders of the payment and performance in full of the Company’s Liabilities (as defined in the Subsidiary Guaranty) whether now existing or hereafter arising, all with the same force and effect as if the Joining Guarantor were a signatory to the Subsidiary Guaranty.

2.                                      Affirmations.  The Joining Guarantor hereby acknowledges and reaffirms as of the date hereof with respect to itself, its properties and its affairs each of the waivers, representations, warranties, acknowledgements and certifications applicable to any Guarantor contained in the Subsidiary Guaranty.

3.                                      Severability.  The provisions of this Guaranty Joinder Agreement are independent of and separable from each other.  If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Guaranty Joinder Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

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4.                                      Counterparts.  This Guaranty Joinder Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Guaranty Joinder Agreement to produce or account for more than one such counterpart executed by the Joining Guarantor.

5.                                      Delivery.  Joining Guarantor hereby irrevocably waives notice of acceptance of this Guaranty Joinder Agreement and acknowledges that the Company’s Liabilities are and shall be deemed to be incurred, and credit extensions under the Related Agreements made and maintained, in reliance on this Guaranty Joinder Agreement and the Guarantor’s joinder as a party to the Subsidiary Guaranty as herein provided.

6.                                      Governing Law; Venue; Waiver of Jury Trial.  The provisions of Section 26 of the Subsidiary Guaranty are hereby incorporated by reference as if fully set forth herein.

[Signature page follows.]

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IN WITNESS WHEREOF, the Joining Guarantor has duly executed and delivered this Guaranty Joinder Agreement as of the day and year first written above.

JOINING GUARANTOR:

By:
Name:
Title:

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EXHIBIT 3

[FORM OF INTERCREDITOR AGREEMENT]

INTERCREDITOR AGREEMENT

Dated as of December 9, 2003

Among

BANK OF AMERICA, N.A.

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

For Its Group Annuity Separate Account

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

C.M. LIFE INSURANCE COMPANY

HARTFORD LIFE INSURANCE COMPANY

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

HARTFORD UNDERWRITERS INSURANCE COMPANY

CONNECTICUT GENERAL LIFE INSURANCE COMPANY

LIFE INSURANCE COMPANY OF NORTH AMERICA

FORETHOUGHT LIFE INSURANCE COMPANY

ENSIGN PEAK ADVISORS, INC.

AND

PRECISION CASTPARTS CORP.

i

INTERCREDITOR AGREEMENT

INTERCREDITOR AGREEMENT, dated as of December 9, 2003 (this “Agreement”), among (i) BANK OF AMERICA, N.A., in its respective capacities as a lender under the Credit Agreement referred to in the RECITALS below and as administrative agent for all of the lenders thereunder (in its capacity as administrative agent under the Credit Agreement, together with any successor agent thereunder, the “Administrative Agent”, and in its capacity as a lender together with any other person from time to time party to the Credit Agreement as a lender, being hereinafter referred to as the “Lenders”), (ii) THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY For Its Group Annuity Separate Account, TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, C.M. LIFE INSURANCE COMPANY, HARTFORD LIFE INSURANCE COMPANY, HARTFORD LIFE AND ANNUITY INSURANCE COMPANY, HARTFORD UNDERWRITERS INSURANCE COMPANY, CONNECTICUT GENERAL LIFE INSURANCE COMPANY, LIFE INSURANCE COMPANY OF NORTH AMERICA, FORETHOUGHT LIFE INSURANCE COMPANY AND ENSIGN PEAK ADVISORS, INC. (collectively, together with any other holders from time to time of the Notes referred to in the RECITALS below, being hereinafter referred to as the “Noteholders” and the Lenders, the Noteholders and each other person to whom any Subject Obligations (as defined in Section 1 below) are owed being hereinafter referred to collectively as the “Creditors” and each individually as a “Creditor”), and (iii) Precision Castparts Corp., as the borrower under the Credit Agreement and the issuer of the Notes to the Noteholders (the “Company”).

RECITALS:

A.                                   Under and pursuant to the Note Purchase Agreement, dated as of June 17, 1996, as amended by the First Amendment to Note Purchase Agreement, dated as of April 1, 1998, the Second Amendment to the 1996 Note Purchase Agreements, dated as of August 4, 1999, the Third Amendment to the 1996 Note Purchase Agreements, dated as of March 10, 2000, and the Fourth Amendment to the 1996 Note Purchase Agreements, dated as of September 27, 2002 (as so amended, the “1996 Note Agreement”), between SPS Technologies, Inc., a corporation organized under the laws of Pennsylvania (“SPS”), The Northwestern Mutual Life Insurance Company (“NMLIC”), Teachers Insurance and Annuity Association of America (“TIAA”) and Massachusetts Mutual Life Insurance Company (“Mass Mutual”), SPS issued and sold (i) its 7.88% Series A Senior Notes due 2011 in the original aggregate principal amount of $60,000,000 (the “1996 Series A Notes”) and (ii) its 7.70% Series B Senior Notes due 2011 in the original aggregate principal amount of $25,000,000 (the “1996 Series B Notes” and, together with the 1996 Series A Notes, the “1996 Notes”).  The 1996 Notes are currently held by TIAA, Mass Mutual, NMLIC, C.M. Life Insurance Company (“CM Life”) and Hartford Life and Annuity Insurance Company.

B.                                     Under and pursuant to the Note Purchase Agreement, dated as of August 4, 1999, as amended by the First Amendment to the 1999 Note Purchase Agreement, dated as of March 10, 2000 and the Second Amendment to the 1999 Note Purchase Agreement, dated as of September 27, 2002 (as so amended, the “1999 Note Agreement”), between SPS, NMLIC, NMLIC for its Group Annuity Separate Account, TIAA, Mass Mutual, Connecticut General Life

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Insurance Company (“Con Gen”), CM Life and Forethought Life Insurance Company (“Forethought”), SPS issued and sold (i) its 7.85% Series A Senior Notes due 2014 in the original aggregate principal amount of $50,000,000 (the “1999 Series A Notes”) and (ii) its 7.75% Series B Senior Notes due 2009 in the original aggregate principal amount of $30,000,000 (the “1999 Series B Notes” and, together with the 1999 Series A Notes, the “1999 Notes”).  The 1999 Notes are currently held by TIAA, Mass Mutual, CM Life, NMLIC for its Group Annuity Separate Account, Hartford Life Insurance Company, Hartford Underwriters Insurance Company, Con Gen, Forethought and Ensign Peak Advisors, Inc.

C.                                     Under and pursuant to the Note Purchase Agreement, dated as of February 25, 2000, as amended by the First Amendment to the 2000 Note Purchase Agreement, dated as of March 10, 2000, and the Second Amendment to the 2000 Note Purchase Agreement, dated as of September 27, 2002 (as so amended, the “2000 Note Agreement”), between SPS, Con Gen and Life Insurance Company of North America (“LICNA”), SPS issued and sold its 8.37% Senior Notes due 2010 in the original aggregate principal amount of $15,000,000 (the “2000 Notes”).  The 2000 Notes are currently held by LICNA and Con Gen.

D.                                    The 1996 Notes, the 1999 Notes and the 2000 Notes are collectively referred to herein as the “Notes”.

E.                                      Under and pursuant to the Credit Agreement dated as of December 9, 2003 (as such Credit Agreement may from time to time be amended, restated, modified, renewed, amended and restated or replaced, including any increase in the amount thereof, the “Credit Agreement”), among the Company, the Administrative Agent, in its capacity as administrative agent thereunder, and the Lenders, the Lenders have made available to the Company and such subsidiaries certain credit facilities in an original aggregate maximum principal amount at any time outstanding of $700,000,000 (all amounts outstanding in respect of said credit facilities being hereinafter collectively referred to as the “Loans”).

F.                                      Under the terms of the Credit Agreement, certain subsidiaries of the Company have entered into a Guaranty Agreement dated as of December 9, 2003 (as such Guaranty Agreement may from time to time be amended, restated, modified, renewed, amended and restated or replaced, including any increase in the amount thereof, the “Senior Credit Guaranty”), pursuant to which each of such subsidiaries of the Company jointly and severally guarantees all Obligations (as defined in the Credit Agreement) of the Company under the Credit Agreement (any such subsidiary which is or may from time to time hereafter become a party to the Senior Credit Guaranty or otherwise become contractually liable for the Obligations of the Company under the Credit Agreement being hereinafter referred to individually as a “Senior Credit Subsidiary Obligor” and collectively as the “Senior Credit Subsidiary Obligors”).

G.                                     The Company, Star Acquisition, LLC, a Pennsylvania limited liability company and wholly-owned subsidiary of the Company (“Merger Sub”), and SPS have entered into an Agreement and Plan of Merger dated as of August 16, 2003 (the “Merger Agreement”), pursuant to which SPS will be merged with and into Merger Sub, with Merger Sub as the surviving limited liability company (the “Merger”).  Upon consummation of the Merger, Merger Sub will change its name to SPS Technologies, LLC.  In connection with the consummation of the Merger, the Company has requested that each Noteholder execute and deliver the Amended and

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Restated Note Purchase Agreement dated as of the date hereof (the “Amended Note Agreement”), pursuant to which each of the 1996 Note Agreements, the 1999 Note Agreement and the 2000 Note Agreement is amended and restated, and the obligations under each of the 1996 Notes, the 1999 Notes and the 2000 Notes are being assumed by the Company, and the Noteholders have agreed to execute and deliver the Amended Note Agreement.

H.                                    Pursuant to the Amended Note Agreement, certain subsidiaries of the Company are entering into a Guaranty Agreement dated as of December 9, 2003 (as such Guaranty Agreement may from time to time be amended, restated, modified, renewed, amended and restated or replaced, including any increase in the amount thereof, the “Note Guaranty”), pursuant to which each of such subsidiaries of the Company jointly and severally guarantees the obligations of the Company under the Notes (any such subsidiary which is or may from time to time hereafter become a party to the Note Guaranty or otherwise become contractually liable for the obligations of the Company under the Notes being hereinafter referred to individually as a “Note Subsidiary Obligor” and collectively as the “Note Subsidiary Obligors” and together with the Senior Credit Subsidiary Obligors, the “Subsidiary Obligors”).  Each Subsidiary Obligor that is both a Senior Credit Subsidiary Obligor and a Note Subsidiary Obligor is hereinafter referred to individually as a “Joint Obligor” and collectively as the “Joint Obligors”.  The Senior Credit Guaranty, the Note Guaranty and any other agreement pursuant to which any subsidiary of the Company guarantees or otherwise is or becomes contractually liable for the debt of the Company outstanding under the Credit Agreement or the Amended Note Agreement or any of the Notes is hereinafter referred to as a “Subsidiary Agreement”.

I.                                         In connection with the Amended Note Agreement, and as an additional condition thereto, the Noteholders have requested that the Lenders enter into this Agreement, and the Lenders have so agreed.

Now, THEREFORE, in consideration of the premises and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.  DEFINITIONS.

In addition to the terms specifically defined in the introductory paragraph to this Agreement and in the RECITALS, the following terms shall have the meanings assigned to them below in this Section l or in other provisions of this Agreement referred to below:

“Bankruptcy Proceeding” shall mean, with respect to any person, a general assignment of such person for the benefit of its creditors, or the institution by or against such person of any proceeding seeking relief as debtor, or seeking to adjudicate such person as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of such person or its debts, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for such person or for any substantial part of its property.

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“Business Day” shall mean any day other than a Saturday, Sunday or any other day on which commercial banks are authorized by law to be closed in New York, New York, Portland, Oregon or San Francisco, California.

“Credit Documents” shall mean the Credit Agreement and the Amended Note Agreement.

“Default” shall mean any event or condition which is a “Default” under and as defined in any Credit Document.

“Event of Default” shall mean any “Event of Default” under and as defined in any Credit Document.

“Excess Subsidiary Payment” shall mean as to any Creditor an amount equal to the greater of (x) the Subsidiary Payment received by such Creditor less the Pro Rata Share of Subsidiary Payments to which such Creditor is then entitled and (y) zero.

“Make-Whole Amount” has the meaning given thereto in the Amended Note Agreement.

“Pro Rata Share of Subsidiary Payments” shall mean as of the date of any Subsidiary Payment to a Creditor under a Subsidiary Agreement an amount equal to the product obtained by multiplying (x) the amount of all Subsidiary Payments made by the Joint Obligors to all Creditors concurrently with (and including) the payments to such Creditor less, with respect to each such Creditor, all reasonable out-of-pocket unreimbursed costs actually incurred by such Creditor in connection with the collection of such Subsidiary Payments (and not representing a mere allocation of expenses incurred by such Creditor generally in recovering Subject Obligations owed to it) by (y) a fraction, the numerator of which shall be the Specified Amount owing to such Creditor (as reflected in detail, including all relevant calculations, on a certificate submitted by such Creditor to each other Creditor) and the denominator of which is the aggregate amount of all outstanding Subject Obligations (without giving effect to the application of any such Subsidiary Payments, and calculated to exclude therefrom any portion of the Make-Whole Amount otherwise included therein).

“Ripening Default” shall mean any Default under any Credit Document, provided that such Default shall have matured into an Event of Default under such Credit Document.

“Sharing Creditor” shall have the meaning assigned thereto in Section 3.

“Specified Amount” shall mean as to any Creditor the aggregate outstanding amount of the Subject Obligations (calculated to exclude therefrom any portion of the Make-Whole Amount otherwise included therein) owed to such Creditor.

“Subject Obligations” shall mean all principal of, premium, if any (including any Make-Whole Amount), and interest on, the Notes and the Loans and all other obligations of the Company under or in respect of the Notes and the Loans under the Amended Note Agreement and the Credit Agreement and any other obligations of the Company to any Creditor under any Credit Document for which a Joint Obligor is contractually liable, whether jointly and severally with the Company, pursuant to a guaranty or otherwise; provided that any amount that would

4

otherwise constitute a Subject Obligation but which is not allowed as a claim enforceable against the Company in a Bankruptcy Proceeding under applicable law shall be excluded from the computation of “Subject Obligations” hereunder.

“Subsidiary Payment” shall have the meaning assigned thereto in Section 3.

SECTION 2.  NOTICE PROVISIONS.

Section 2.1                                      Notice by the Company.  Promptly upon (and in any event within three Business Days after) becoming aware of the existence of any Default or Event of Default, the Company shall give notice thereof to each of the Creditors.

Section 2.2                                      Notice by the Administrative Agent.  Promptly upon (and in any event within five Business Days after) having actual knowledge of the existence of any Event of Default under the Credit Agreement, the Administrative Agent shall use commercially reasonable efforts to give notice thereof to the Company and each of the Noteholders, provided, however that (i) the failure by the Administrative Agent to give such notice to the Company shall not affect the rights of the Administrative Agent, any Lender or any other party under the Credit Agreement against the Company or any Senior Credit Subsidiary Obligor under the Credit Agreement, the Senior Credit Guaranty or any other Loan Document (as defined in the Credit Agreement), (ii) the failure by the Administrative Agent to give such notice to the Noteholders shall not affect the right of any Creditor to its Pro Rata Share of Subsidiary Payments as provided in Section 3 and (iii) the failure by the Administrative Agent to give such notice to the Company or any Noteholder shall not give rise to any legal liability of or cause or action against the Administrative Agent as a result of such failure.

Section 2.3                                      Notice by the Noteholders.  Promptly upon (and in any event within five Business Days after) having actual knowledge of the existence of any Event of Default under the Amended Note Agreement, each Noteholder shall use commercially reasonable efforts to give notice thereof to the Company and to the Administrative Agent, provided, however that (i) the failure of any Noteholder to give such notice to the Company shall not affect its rights against the Company under the Notes held by it or the Amended Note Agreement or against any Note Subsidiary Obligor under the Note Guaranty to which it is a party, (ii) the failure by any Noteholder to give any such notice to the Administrative Agent shall not affect the right of any Creditor to its Pro Rata Share of Subsidiary Payments as provided in Section 3 and (iii) the failure by any Noteholder to give such notice to the Company or the Administrative Agent shall not give rise to any legal liability of or cause or action against such Noteholder as a result of such failure.

Section 2.4                                      Notice Requirements.  Each notice of any Event of Default delivered in accordance with Section 2.1, 2.2 or 2.3 shall (a) identify the Credit Document under which such Default or Event of Default shall have occurred, (b) briefly describe the facts or circumstances resulting in or giving rise to such Default or Event of Default, and (c) specify the date of occurrence of such Default or Event of Default.

Section 2.5                                      Regarding Notice.  Notwithstanding any provision of this Section 2 to the contrary, neither the Administrative Agent nor any Noteholder shall be required to give

5

notice hereunder in respect of any Event of Default of which such Creditor has actual knowledge if such actual knowledge is attributable to a notice in respect thereof previously delivered hereunder.

SECTION 3.  SHARING OF RECOVERIES.

Each Creditor hereby agrees with each other Creditor that payments obtained by such Creditor from any Joint Obligor through setoff or other application of deposit balances pursuant to the terms of a Subsidiary Agreement or otherwise with respect to a Subject Obligation of any Joint Obligor (a “Subsidiary Payment”) at any time following the occurrence of a Ripening Default shall be shared among all of the Creditors so that each Creditor shall receive its Pro Rata Share of Subsidiary Payments.  Accordingly, each Creditor hereby agrees that in the event that (a) an Event of Default shall have occurred, (b) at any time following the occurrence of a Ripening Default, any Creditor shall have obtained a Subsidiary Payment (a “Sharing Creditor”), and (c) any other Creditor shall not concurrently receive its Pro Rata Share of Subsidiary Payments from the Subsidiary Obligors, then the Sharing Creditor shall promptly remit a portion of the Excess Subsidiary Payment to each other Creditor (or, in the case of payments to be made to Creditors who are Lenders under the Credit Agreement, to the Administrative Agent for the benefit of itself and the Lenders) who shall then be entitled thereto so that, after giving effect to such payment (and any other payments then being made by any other Sharing Creditor pursuant to this Section 3), each Creditor shall have received its Pro Rata Share of Subsidiary Payments (after giving effect to the distribution thereof by the Administrative Agent to the Lenders).  Any such payments by a Sharing Creditor to another Creditor or to the Administrative Agent, as applicable, of a portion of an Excess Subsidiary Payment received by such Sharing Creditor shall be made, at the election of the Sharing Creditor (but in any event on terms that are mutually acceptable to the Sharing Creditor and such other Creditor or the Administrative Agent, as applicable), by way of distributions to, or purchases of participations in (or, to the extent permitted by the applicable Credit Document, direct interests in) the Loans or Notes held by such other Creditor, in any such case to the extent necessary to cause such Sharing Creditor to share such Excess Subsidiary Payment with the other Creditors as provided in the preceding paragraph; provided, however, that if all or any portion of such Excess Subsidiary Payment is thereafter recovered from such Sharing Creditor by any Joint Obligor (including, without limitation, by any trustee in bankruptcy of such Joint Obligor or any creditor thereof), such distribution, purchase or other arrangement, as the case may be, shall be rescinded ratably and such other Creditor shall return to such Sharing Creditor any amount received by it to the extent of its ratable share of such recovery, but without interest, and provided further that nothing herein contained shall obligate any Creditor to resort to any setoff or other application of any deposit balance under any Credit Document or Subsidiary Agreement, or otherwise to avail itself of any recourse by resort to any guaranty or property of the Company or any Senior Credit Subsidiary Obligor or Note Subsidiary Obligor, the taking of any such action to remain within the absolute discretion of such Creditor or Creditors (as provided in the applicable Credit Document) without obligation of any kind to the other Creditors to take any such action.

SECTION 4.  AGREEMENTS AMONG THE CREDITORS.

Section 4.1                                      Independent Actions by Creditors.  Nothing contained in this Agreement shall prohibit any Creditor from (a) accelerating the maturity of, or demanding payment from any

6

Subsidiary Obligor on, any Subject Obligation of the Company or any Subsidiary Obligor to such Creditor, or (b) instituting legal action against the Company or any Subsidiary Obligor to obtain a judgment or other legal process in respect of such Subject Obligation or require any sharing of funds received or recovered from the Company, but any funds received from any Joint Obligor constituting a Subsidiary Payment shall be subject to the terms of this Agreement.

Section 4.2                                      Relation of Creditors.  This Agreement is entered into solely for the purposes set forth herein, and no Creditor assumes any responsibility to any other party hereto to advise such other party of information known to such other party regarding the financial condition of the Company or any Subsidiary Obligor or of any other circumstances bearing upon the risk of nonpayment of the Subject Obligations.  Each Creditor specifically acknowledges and agrees that nothing contained in this Agreement is or is intended to be for the benefit of the Company or any Subsidiary Obligor and nothing contained herein shall limit or in any way modify any of the obligations of the Company or the Subsidiary Obligors to the Creditors.

Section 4.3                                      Acknowledgment of Subsidiary Obligor Obligations.  The Lenders hereby expressly acknowledge the existence and validity of the Amended Note Agreement and the Note Guaranty, and the Noteholders hereby expressly acknowledge the existence and validity of the Credit Agreement and the Senior Credit Guaranty.

Section 4.4                                      Administrative Agent to Act.  Each of the parties hereto acknowledges that the Administrative Agent is executing this Agreement for the benefit of itself and the Lenders, and that certain actions required to be taken by the Lenders as Creditors herein may be taken with the Administrative Agent acting in such capacity, and each party hereto agrees that the requirements of Section 3 and the other provisions of this Agreement may be fulfilled by the Lenders as Creditors through the Administrative Agent, as provided herein, in the Credit Agreement or in any other Loan Document (as defined in the Credit Agreement).

SECTION 5.  MISCELLANEOUS.

Section 5.1                                      Entire Agreement.  This Agreement represents the entire Agreement among the Creditors and, except as otherwise provided, this Agreement may not be altered, amended or modified except in a writing executed by all the parties to this Agreement.

Section 5.2                                      Notices.  Notices hereunder shall be given to the Creditors at their addresses as set forth below:

Bank of America, N.A.

Agency Management

[Address]

San Francisco, California [Zip]

Attention:                                         Ms. Suzieanna Wan

Telephone:                                    (415) 436-2772

Telecopy:                                           (415)       -

7

with a copy to:

Bank of America, N.A.

555 California Street

CA5-705-12-14

San Francisco, CA 94104

Attention:                                         Mr. Ken Beck

Telephone:                                    (415) 953-5753

Telecopy:                                           (415) 622-4585

THE NORTHWESTERN MUTUAL LIFE
INSURANCE COMPANY

720 East Wisconsin Avenue

Milwaukee, WI 53202

Attention:                                         Securities Department

Telecopy:                                           (414) 665-7124

THE NORTHWESTERN MUTUAL LIFE
INSURANCE COMPANY for its Group
Annuity Separate Account

720 East Wisconsin Avenue

Milwaukee, WI 53202

Attention:                                         Securities Department

Telecopy:                                           (414) 665-7124

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF
AMERICA

730 Third Avenue

New York, New York 10017

Attention:

Telecopy:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

c/o David L. Babson & Company Inc.

1500 Main Street

Springfield, MA  01115

Attention:                                         Securities Investment Division

Telecopy:

C.M. LIFE INSURANCE COMPANY

c/o David L. Babson & Company Inc.

1500 Main Street

Springfield, MA  01115

Attention:                                         Securities Investment Division

Telecopy:

8

HARTFORD LIFE INSURANCE COMPANY,

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY, and

HARTFORD UNDERWRITERS INSURANCE COMPANY

c/o Hartford Investment Management Company

P.O. Box 1744

Hartford, Connecticut 06144-1744

Attention:                                         Investment Department-Private Placements

Telecopy:                                           (860) 297-8884

CONNECTICUT GENERAL LIFE INSURANCE COMPANY

c/o CIGNA Investments, Inc.

900 Cottage Grove Road

Hartford, CT 06152-2307

Attention:

Telecopy:

LIFE INSURANCE COMPANY OF NORTH AMERICA

c/o CIGNA Investments, Inc.

900 Cottage Grove Road

Hartford, CT 06152-2307

Attention:

Telecopy:

FORETHOUGHT LIFE INSURANCE COMPANY

c/o Charter Oak Capital Management

One Financial Plaza, 17th Floor

Hartford, CT 06156

Attention:

Telecopy:

ENSIGN PEAK ADVISORS, INC.50 East North Temple Street

Salt Lake City, Utah   84150

Attention:

Telecopy:

or at such other address as may be designated by each in a written notice to the other parties hereto.

Section 5.3                                      Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of each of the Creditors and their respective successors and assigns, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by any future holder or holders of any Subject Obligations.  The term “Creditor” shall include any such subsequent holder of Subject Obligations, wherever the context permits, and any person that becomes a Creditor by its acceptance of any Loan or Note, as the case may be, shall be bound by the terms hereof.

9

Section 5.4                                      Consents, Amendment, Waivers.  All amendments, waivers or consents of any provision of this Agreement shall be effective only if the same shall be in writing and signed by each Noteholder and by the Administrative Agent for itself and the Lenders.

Section 5.5                                      Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Section 5.6                                      Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one Agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

Section 5.7                                      Severability.  In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

Section 5.8                                      Term of Agreement.  This Agreement shall terminate when all Subject Obligations are paid in full and such payments are not subject to any possibility of revocation or rescission or until all of the parties hereto mutually agree in a writing to terminate this Agreement.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BANK OF AMERICA, N.A.

By:

Name:

Title:

1

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By:

Name:

Title:

2

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, for Its Group Annuity Separate Account

By:

Name:

Title:

3

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By:

Name:

Title:

4

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	David L. Babson & Company Inc. as Investment Adviser

By:

Name:

Title:

5

C.M. LIFE INSURANCE COMPANY,

By:	David L. Babson & Company Inc. as Investment Sub-Adviser

By:

Name:

Title:

6

HARTFORD LIFE INSURANCE COMPANY

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

HARTFORD UNDERWRITERS INSURANCE COMPANY

Each by Hartford Investment Management
Company

By:

Name:

Title:

7

CONNECTICUT GENERAL LIFE INSURANCE COMPANY

By:	CIGNA Investments, Inc. (authorized agent)

By:

Name:

Title:

8

LIFE INSURANCE COMPANY OF NORTH AMERICA

By:	CIGNA Investments, Inc. (authorized agent)

By:

Name:

Title:

9

FORETHOUGHT LIFE INSURANCE COMPANY

By:

Name:	Ronald J. Marek

Title:	Vice President & Chief Investment Officer

10

ENSIGN PEAK ADVISORS, INC.

By:

Name:

Title:

11

PRECISION CASTPARTS CORP.

By:
Name:	Geoffrey A. Hawkes
Title:	Treasurer

12

Acknowledged and agreed by each of the following:

PCC STRUCTURALS, INC.

By:
Name:	Geoffrey A. Hawkes
Title:	Treasurer

13

PCC AIRFOILS, LLC.

By:
Name:	Geoffrey A. Hawkes
Title:	Treasurer

14

PCC SPECIALTY PRODUCTS, INC.

By:
Name:	Geoffrey A. Hawkes
Title:	Treasurer

15

J&L FIBER SERVICES, INC.

By:
Name:	Geoffrey A. Hawkes
Title:	Treasurer

16

ADVANCED FORMING TECHNOLOGY, INC.

By:
Name:	Geoffrey A. Hawkes
Title:	Treasurer

17

WYMAN-GORDON COMPANY

By:
Name:	Geoffrey A. Hawkes
Title:	Treasurer

18

PRECISION FOUNDERS INC.

By:
Name:	Geoffrey A. Hawkes
Title:	Treasurer

19

WYMAN GORDON FORGINGS (CLEVELAND), INC.

By:
Name:	Geoffrey A. Hawkes
Title:	Treasurer

20

WYMAN-GORDON FORGINGS LP

By WGF I LLC, its General Partner

By:
Name:	Geoffrey A. Hawkes
Title:	Treasurer

21

WYMAN-GORDON INVESTMENT CASTINGS, INC.

By:
Name:	Geoffrey A. Hawkes
Title:	Treasurer

22

STAR ACQUISITION, LLC

By:
Name:	Geoffrey A. Hawkes
Title:	Treasurer

23

PCC COMPOSITES, INC.

By:
Name:	Geoffrey A. Hawkes
Title:	Treasurer

24

CARMET INVESTORS, INC.

By:
Name:	Geoffrey A. Hawkes
Title:	Treasurer

25

CARMET COMPANY

By:
Name:	Geoffrey A. Hawkes
Title:	Treasurer

26

WG WASHINGTON STREET LLC

By:
Name:	Geoffrey A. Hawkes
Title:	Treasurer

27

WGF I LLC

By:
Name:	Geoffrey A. Hawkes
Title:	Treasurer

28

WGF II LLC

By:
Name:	Geoffrey A. Hawkes
Title:	Treasurer

29

WG FORGINGS 3 LLC

By:
Name:	Geoffrey A. Hawkes
Title:	Treasurer

30

WG FORGINGS 2 LLC

By:
Name:	Geoffrey A. Hawkes
Title:	Treasurer

31

INTERNATIONAL EXTRUDED PRODUCTS, LLC

By:
Name:	Geoffrey A. Hawkes
Title:	Treasurer

32

CANNON-MUSKEGON CORPORATION

By:
Name:	Geoffrey A. Hawkes
Title:	Treasurer

33

GREENVILLE METALS, INC.

By:
Name:	Geoffrey A. Hawkes
Title:	Treasurer

34

GREER STOP NUT, INC.

By:
Name:	Geoffrey A. Hawkes
Title:	Treasurer

35

HOWELL PENNCRAFT, INC.

By:
Name:	Geoffrey A. Hawkes
Title:	Treasurer

36

M. ARGUESO & CO., INC.

By:
Name:	Geoffrey A. Hawkes
Title:	Treasurer

37

METALAC FASTENERS, INC.

By:
Name:	Geoffrey A. Hawkes
Title:	Treasurer

38

NSS TECHNOLOGIES, INC.

By:
Name:	Geoffrey A. Hawkes
Title:	Treasurer

39

SPS INTERNATIONAL INVESTMENT COMPANY

By:
Name:	Geoffrey A. Hawkes
Title:	Treasurer

40

SPS TECHNOLOGIES WATERFORD COMPANY

By:
Name:	Geoffrey A. Hawkes
Title:	Treasurer

41

UNBRAKO LLC

By:
Name:	Geoffrey A. Hawkes
Title:	Treasurer

42

AVIBANK MFG., INC.

By:
Name:	Geoffrey A. Hawkes
Title:	Treasurer

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